Exhibit 4.2

EXECUTION COPY

CAPITAL ONE FUNDING, LLC,

as Transferor,

CAPITAL ONE BANK,

as Servicer,

and

THE BANK OF NEW YORK,

as the Trustee

CAPITAL ONE MASTER TRUST

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

Dated as of September 30, 1993,

As amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007

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(continued)

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(continued)

-iii-

(continued)

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(continued)

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EXHIBITS

Exhibit A	Form of Base Certificate

Exhibit B	Form of Assignment of Receivables in Additional Accounts

Exhibit C	Form of Reassignment of Receivables in Removed Accounts

Exhibit D	Form of Annual Servicer’s Certificate

Exhibit E-1	Private Placement Legend

Exhibit E-2	Representation Letter

Exhibit E-3	ERISA Legend

Exhibit F	Form of Depositary Agreement

Exhibit G-1	Form of Certificate of Foreign Clearing Agency

Exhibit G-2	Form of Alternate Certificate to be delivered to Foreign Clearing Agency

Exhibit G-3	Form of Certificate to be delivered to Foreign Clearing Agency

Exhibit H-1	Form of Opinion of Counsel with respect to Amendments

Exhibit H-2	Form of Opinion of Counsel with respect to Accounts

Exhibit I	Form of Assumption Agreement

Exhibit J	Form of Annual Certification

Exhibit K	Servicing Criteria to be Addressed in Assessment of Compliance

Exhibit L	Form of Annual Certification

Exhibit M	Servicing Criteria to be Addressed in Assessment of Compliance

SCHEDULES

Schedule 1	List of Accounts [Deemed Incorporated]

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007, among CAPITAL ONE BANK, a Virginia banking corporation, as Servicer, CAPITAL ONE FUNDING, LLC, a Virginia limited liability company, as Transferor and THE BANK OF NEW YORK, a New York banking corporation, as the Trustee.

WHEREAS this Pooling and Servicing Agreement, dated as of September 30, 1993, was amended and restated on April 9, 2001, and as amended and restated on April 9, 2001, was among Capital One Bank, as a seller, and as Servicer, Capital One, F.S.B., a federal savings bank, as a seller, and the Trustee (the “Prior PSA”);

WHEREAS this Pooling and Servicing Agreement was further amended and restated on August 1, 2002, and as amended and restated on August 1, 2002, was among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and the Trustee;

WHEREAS this Pooling and Servicing Agreement was further amended and restated on January 13, 2006, and as amended and restated on January 13, 2006, was among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and the Trustee;

WHEREAS, this Pooling and Servicing Agreement was further amended on March 23, 2007, and as amended on March 23, 2007, was among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer, and the Trustee (the “Amended PSA”); and

WHEREAS, the parties hereto agree to and do hereby amend and restate the Pooling and Servicing Agreement as of July 1, 2007 to read in its entirety as set forth herein;

NOW, THEREFORE in consideration of the mutual agreements herein contained, this Agreement is hereby amended and restated to read in its entirety as follows and each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer (to the extent provided herein and in any Supplement):

ARTICLE I

Definitions

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings.

“Account” shall mean (a) each Initial Account, (b) each Additional Account, and (c) each Related Account. The term “Account” shall refer to an Additional Account only from and after the Addition Date with respect thereto, and the term “Account” shall refer to any Removed Account only prior to the Removal Date with respect thereto.

“Account Owner” shall mean Capital One and its successors and assigns under the Capital One Receivables Purchase Agreement, or any other entity which originated an Account pursuant to a Lending Agreement and owns such Account.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of (i) Accounts, identified by account number, and setting forth, with respect to each Account, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables outstanding in such Account and any amount on deposit in and/or credited to any related Deposit Account, each (a) on the Initial Cut-Off Date (for the Account Schedule delivered on the Substitution Date), (b) on or prior to the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Automatic Additional Accounts) and (c) on the Additional Cut-Off Date (for any Account Schedule relating to Additional Accounts designated under Section 2.08(a) or (b)), and (ii) Participation Interests, identified with particularity, and setting forth comparable information.

“Accumulation Period” shall mean, with respect to any Series, the period, if any, specified as such in the related Supplement.

“Act” shall mean the Securities Act of 1933, as amended.

“Addition” shall mean the designation of additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets pursuant to Section 2.08(a), (b) or (c).

“Addition Date” shall mean (i) with respect to Additional Accounts designated under Section 2.08(a) or (b), the date from and after which such Additional Accounts are included as Accounts pursuant to such Section, (ii) with respect to Automatic Additional Accounts, the later of the dates on which such Automatic Additional Accounts are originated or designated, and (iii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to Section 2.08(a) or (b).

“Addition Discount Receivables” shall mean, as of any applicable Addition Date, the amount of Principal Receivables in Additional Accounts designated by the Transferor to be treated as Finance Charge Receivables; provided, however, that the Transferor may not make such designation unless (i) the Transferor shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and (ii) the Transferor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor, to the effect that the Transferor reasonably believes that the designation will not, based on the facts known to such officer at the time of the certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series.

“Additional Account” shall mean each VISA® and MasterCard®* revolving credit card account or other revolving credit account established pursuant to a Lending Agreement, which account is designated pursuant to Section 2.08(a), (b) or (c) to be included as an Account and is identified on the Account Schedule delivered to the Trustee by the Transferor.

*	VISA® and MasterCard® are registered trademarks of VISA USA, Inc. and of MasterCard International Incorporated, respectively.

“Additional Cut-Off Date” shall mean (i) with respect to Additional Accounts designated under Section 2.08(a) or (b), the date specified as such in the notice delivered with respect thereto, (ii) with respect to Automatic Additional Accounts, the later of the dates on which such Automatic Additional Accounts are originated or designated, and (iii) with respect to Participation Interests, the date specified as such in the notice delivered with respect thereto.

“Additional Transferor” shall have the meaning specified in Section 2.08(f).

“Adjustment Payment” shall have the meaning specified in Section 3.09(a).

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Addition Limit” shall mean the number of accounts designated as Automatic Additional Accounts, without prior Rating Agency consent, and designated as Additional Accounts pursuant to Sections 2.08(a) and 2.08(b), without the prior Rating Agency notice described under Section 2.08(d)(v), which would either (x) with respect to any three (3) consecutive Monthly Periods, commencing with the three (3) Monthly Periods ending December 1993, equal 15% of the number of Accounts at the end of the ninth Monthly Period preceding the commencement of such three (3) Monthly Periods (or, the Trust Cut-Off Date, whichever is later) and (y) with respect to any twelve (12) Monthly Periods, equal 20% of the number of Accounts as of the first day of such twelve (12) Monthly Periods (or, the Trust Cut-Off Date, whichever is later).

“Agreement” shall mean this Amended and Restated Pooling and Servicing Agreement, and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

“Amended PSA” shall have the meaning specified in the recitals of this Agreement.

“Applicants” shall have the meaning specified in Section 6.08.

“Appointment Date” shall have the meaning specified in Section 9.02(a).

“Assignment” shall have the meaning specified in Section 2.08(d).

“Assumption Agreement” shall have the meaning specified in Section 7.05.

“Assuming Entity” shall have the meaning specified in Section 7.05.

“Authorized Newspaper” shall mean any newspaper or newspapers of general circulation (including The Bond Buyer or The Wall Street Journal) in the Borough of Manhattan, The City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each Business Day at such place, whether or not published on Saturdays, Sundays or holidays.

“Automatic Additional Account” shall mean each VISA and MasterCard revolving credit card account or other revolving credit account established pursuant to a Lending Agreement, which account is designated pursuant to Section 2.08(c) to be included as an Account and is identified on the Account Schedule delivered to the Trustee by the Transferor.

“Bank” shall mean Capital One Bank and its permitted successors and assigns.

“Base Certificate” shall mean, if the Transferor elects to evidence its interest in the Transferor’s Interest in certificated form pursuant to Section 6.01, a certificate executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with Section 2.08(f).

“Bearer Certificates” shall have the meaning specified in Section 6.01.

“Benefit Plan” shall have the meaning specified in Section 6.04(c).

“Book-Entry Certificates” shall mean Investor Certificates that are registered in the name of a Clearing Agency or a Foreign Clearing Agency, or the nominee of either such entity, ownership and transfers of which shall be made through book entries by such Clearing Agency or such Foreign Clearing Agency as described in Section 6.10.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Richmond, Virginia, Falls Church, Virginia, or, if an Assuming Entity shall be any Additional Transferor designated pursuant to Section 2.08(f), any other State in which the principal executive offices of such Assuming Entity or Additional Transferor are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Capital One” shall mean Capital One Bank, a Virginia banking corporation and its permitted successors and assigns.

“Capital One Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement dated as of July 1, 2007, between Capital One and Funding, and acknowledged and accepted by the Trustee, as amended and supplemented from time to time.

“Cash Advance Fees” shall mean fees or charges for cash advances, as specified in the Lending Agreement applicable to each Account.

“Certificate” shall mean any one of the Investor Certificates or the Transferor Certificates.

“Certificate Owner” shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of a security entitlement with respect to such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate Rate” shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

“Certificate Register” shall mean the register maintained pursuant to Section 6.04, providing for the registration of the Registered Certificates and the Transferor Certificates and transfers and exchanges thereof.

“Certificateholder” or “Holder” shall mean an Investor Certificateholder, a Person in whose name a Transferor Certificate is registered in the Certificate Register, or any Person recorded as the owner of any part of an interest in the Transferor’s Interest.

“Certificateholders’ Interest” shall have the meaning specified in Section 4.01.

“Class” shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency pursuant to the rules and regulations of such Clearing Agency.

“Clearstream” shall mean Clearstream Banking, société anonyme, a professional depository incorporated under the laws of Luxembourg, and any successor thereto.

“Closing Date” shall mean, with respect to any Series, the closing date specified in the related Supplement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall have the meaning specified in Section 4.02.

“Collections” shall mean (a) all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Lending Agreement in effect from time to time, (b) amounts, if any, withdrawn from a Deposit Account in accordance with an Assignment and (c) with respect to any Monthly Period, (i) the Interchange received with respect to such Monthly Period, (ii) all Recoveries received during such Monthly Period and (iii) all payments of annual membership fees (including in the case of the first Monthly Period the unamortized portion of annual membership fees relating to the period prior to the Trust Cut-Off Date determined in accordance with Section 3.04(d) hereof) with respect to the Accounts during such Monthly Period.

“Commission” shall have the meaning specified in Section 3.01(b).

“Controlled Amortization Period” shall mean, with respect to any Series, the period, if any, specified as such in the related Supplement.

“Corporate Trust Office” shall have the meaning specified in Section 11.16.

“Coupon” shall have the meaning specified in Section 6.01.

“Date of Processing” shall mean, with respect to any transaction, the date on which such transaction is first recorded under the Servicer’s (or, in the case of the Transferor, the Transferor’s) computer file of revolving credit accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Amount” shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the sum of (i) the amount of any Defaulted Receivables included in any Account the Receivables in which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period and (ii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for such Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in Section 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

“Defaulted Receivables” shall mean, with respect to any Monthly Period, all Principal Receivables in any Account which are charged off as uncollectible in such Monthly Period in accordance with the Lending Guidelines and the Servicer’s customary and usual servicing procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables other than due to any Adjustment Payment. For purposes of this definition, a Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer’s computer master file of revolving credit accounts.

“Defeasance” shall have the meaning specified in Section 12.04.

“Defeased Series” shall have the meaning specified in Section 12.04.

“Definitive Certificates” shall have the meaning specified in Section 6.10.

“Definitive Euro-Certificates” shall have the meaning specified in Section 6.13.

“Deposit Account” shall have the meaning specified in the Receivables Purchase Agreements.

“Deposit Date” shall mean each day on which the Servicer deposits Collections in the Collection Account.

“Depositaries” shall mean the Person specified in the applicable Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agencies.

“Depositary Agreement” shall mean, with respect to any Series or Class, the agreement among the Transferor, the Trustee and the initial Clearing Agency, or as otherwise provided in the related Supplement.

“Determination Date” shall mean the fourth Business Day prior to each Distribution Date.

“Discount Option Receivables” shall have the meaning specified in Section 2.11.

“Discount Option Receivables Collections” shall mean on any Date of Processing on and after the date on which the Transferor’s exercise of its discount option pursuant to Section 2.11 takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables (other than Discount Option Receivables) and the Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) Collections of Principal Receivables that arise in the Accounts on such day on or after the date such option is exercised that would otherwise be Principal Receivables.

“Discount Percentage” shall have the meaning specified in Section 2.11.

“Distribution Date” shall mean the 15th day of each calendar month during the term hereof, or, if such 15th day is not a Business Day, the next succeeding Business Day.

“Early Amortization Period” shall mean, with respect to any Series, the period beginning at the close of business on the Business Day immediately preceding the day on which a Pay Out Event is deemed to have occurred with respect to such Series, and ending upon the earlier to occur of (i) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and the payment in full to any applicable Series Enhancer with respect to such Series of the Enhancement Invested Amount, if any, with respect to such Series and (ii) the Series Termination Date with respect to such Series.

“Eligible Account” shall mean a MasterCard or VISA revolving credit card account or other revolving credit account owned by an Account Owner which (i) in the case of the Initial Accounts, as of the cut-off date related to its date of designation as an “Account” under the Prior PSA or (ii) in the case of the Additional Accounts, as of the applicable Additional Cut-Off Date, in each case, meets the following requirements: (a) is in existence and maintained by the Account Owner; (b) is payable in United States dollars; (c) has not been identified by the Account Owner as an account the credit cards or checks, if any, with respect to which have been lost or stolen; (d) the Obligor on which has provided, as his or her most recent billing address, an address located in the United States (or its territories or possessions or a military address); (e) has not been, and does not have any Receivables which have been, sold, pledged, assigned or otherwise conveyed to any Person (except pursuant to the Receivables Purchase Agreements, the Prior PSA or this Agreement); (f) except as provided below, does not have any Receivables which are Defaulted Receivables; (g) does not have any Receivables which have been identified by the Transferor, the Account Owner or the relevant Obligor as having been incurred as a result of the fraudulent use of any related credit card or check; (h) relates to an Obligor who is not identified by the Account Owner or by the Transferor in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; (i) is not an account with respect to which the Obligor has requested discontinuance of responsibility; and (j) does not have any Receivables that give rise to any claim against any Governmental Authority. Eligible Accounts may include accounts, the receivables of which have been written off; provided that (a) the balance of all receivables included in such accounts is reflected on the books and records of the Transferor (and is treated for purposes of this Agreement) as “zero,” and (b) charging privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of the Account Owner and will not be reinstated by the Account Owner or the Servicer.

“Eligible Deposit Account” shall mean either (a) a segregated account with an Eligible Institution (other than any Account Owner) or (b) a segregated trust account with the corporate trust department of a depository institution (other than any Account Owner) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

“Eligible Institution” shall mean (a) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody’s or (y) a certificate of deposit rating of P-1 by Moody’s, (ii) has either (x) a long-term unsecured debt rating of AAA by Standard & Poor’s or (y) a certificate of deposit rating of A-l+ by Standard & Poor’s, (iii) has either (x) if rated by Fitch, a long-term unsecured debt rating of A- by Fitch or (y) a certificate of deposit rating of F1 by Fitch and (iv) is a member of the FDIC or (b) any other institution that is acceptable to Moody’s, Standard & Poor’s and Fitch.

“Eligible Investments” shall mean instruments, investment property or other property, other than securities issued by the Bank or any Affiliate thereof, which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest ratings investment category of each Rating Agency;

(c) commercial paper or other short-term obligations having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest ratings investment category;

(d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest ratings investment category;

(e) notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

(f) investments in money market funds rated in the highest ratings investment category by each Rating Agency or otherwise Approved in writing by each Rating Agency;

(g) time deposits (having maturities of not more than thirty (30) days), other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest ratings investment category; or

(h) any other investments approved in writing by each Rating Agency.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material aspects with the Lending Guidelines and all Requirements of Law applicable to the Account Owner, the failure to comply with which would have a material adverse effect on Investor Certificateholders, and pursuant to a Lending Agreement which complies with all Requirements of Law applicable to the Account Owner, the failure to comply with which would have a material adverse effect on Investor Certificateholders;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Account Owner or the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Account Owner or the Transferor of its obligations, if any, under the related Lending Agreement have been duly obtained, effected or given and are in full force and effect;

(d) as to which, at the time of its transfer to the Trustee, the Transferor or the Trustee will have good and marketable title, free and clear of all Liens (including a prior Lien of the Account Owner but excluding any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(e) which has been the subject of either a valid transfer and assignment from a Transferor to the Trustee of all of the Transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, subject to Section 2.07(b);

(f) which at and after the time of transfer to the Trustee is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g) which constitutes an “account” as defined in Article 9 of the New York UCC and the Virginia UCC;

(h) which, at the time of its transfer to the Trustee, has not been waived or modified;

(i) which, at the time of its transfer to the Trustee, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity);

(j) as to which, at the time of its transfer to the Trustee, the Transferor has satisfied all obligations on its part to be fulfilled; and

(k) as to which, at the time of its transfer to the Trustee, the Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trustee, impair in any material respect the rights of the Trust or the Certificateholders therein.

“Eligible Servicer” shall mean the Trustee, a wholly-owned subsidiary of the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts or other revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Eligible to Purge Account” shall mean any Account that (i) has a Receivables balance equal to $0.00, (ii) contains no Defaulted Receivables, (iii) has been irrevocably closed in a manner consistent with the Account Owner’s customary and usual procedures for closing revolving credit accounts, and (iv) has remained inactive after being irrevocably closed for the period then provided for in the Account Owner’s customary and usual procedures for purging closed revolving credit accounts.

“Eligible to Purge Removal Date” shall have the meaning specified in Subsection 2.09(d).

“Enhancement Agreement” shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

“Enhancement Invested Amount,” with respect to any Series, shall have the meaning specified in the related Supplement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Excess Finance Charges” shall have the meaning specified in Section 4.05.

“Excess Funding Account” shall have the meaning specified in Section 4.02.

“Exchange Act” shall mean the Securities Act of 1934, as amended.

“Exchange Date” shall mean, with respect to any Series, any date that is after the related Series Issuance Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

“Excluded Series” shall mean any Series designated as such in the relevant Supplement.

“Finance Charge Receivables” shall mean, with respect to any Monthly Period, all amounts billed to the Obligors on any Account at the beginning of such Monthly Period and in respect of (i) Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) Late Charge Fees, (iv) Overlimit Fees, (v) Returned Check Charges, (vi) Discount Option Receivables, if any, and (vii) all other incidental and miscellaneous fees and charges (other than annual membership fees) billed on the Accounts from time to time. Collections of Finance Charge Receivables with respect to any Monthly Period shall include (i) the Interchange received with respect to such Monthly Period, (ii) all Recoveries received during such Monthly Period, (iii) the portion, determined pursuant to Section 3.04(d), of payments of annual membership fees amortized (rather than billed) with respect to the Accounts during such Monthly Period and (iv) the portion, determined pursuant to Section 3.04(e), of payments of Addition Discount Receivables to be deposited into the Collection Account with respect to such Monthly Period.

“Finance Charge Shortfalls” shall have the meaning specified in Section 4.05.

“Fitch” shall mean Fitch, Inc., or any successor thereto.

“Floating Allocation Percentage” shall mean, with respect to any Series, the floating allocation percentage specified in the related Supplement.

“Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator.

“F.S.B.” shall mean Capital One, F.S.B., a federal savings bank, and its permitted successors and assigns.

“Funding” shall mean Capital One Funding, LLC, a Virginia limited liability company, and its permitted successors and assigns.

“Funds Collateral” shall mean all Funds Collateral as defined in the Receivables Purchase Agreements that secures a Receivable sold to Funding pursuant to such Receivables Purchase Agreements.

“Global Certificate” shall have the meaning specified in Section 6.13(a).

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

“Group” shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

“Ineligible Receivables” shall have the meaning specified in Section 2.05(a).

“Initial Account” shall mean each VISA and MasterCard revolving credit card account existing on the Trust Cut-Off Date and established pursuant to a Lending Agreement, which account is identified on the Account Schedule delivered to the Trustee by the Transferor on the Substitution Date.

“Insolvency Event” shall have the meaning specified in Section 9.01.

“Insolvency Proceeds” shall have the meaning specified in Section 9.02(c).

“Insurance Proceeds” shall mean all Insurance Proceeds as defined in the Receivables Purchase Agreements that are paid to the Transferor as provided in the Receivables Purchase Agreements.

“Interchange” shall mean interchange fees paid to the Transferor pursuant to the Receivables Purchase Agreements.

“Invested Amount” shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investor Certificateholder” shall mean, subject to Section 6.06, the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

“Investor Certificates” shall mean any one of the certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Transferor Certificates.

“Late Charge Fees” shall have the meaning specified in the Lending Agreement applicable to each Account for late payment fees or similar terms with respect to such Account.

“Lending Agreement” shall mean, with respect to a revolving credit account, the agreements between the Account Owner and the related Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time in conformance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the interests hereunder of Investor Certificateholders, and as distributed (including any amendments and revisions thereto) to holders of such account.

“Lending Guidelines” shall mean the Account Owner’s established policies and procedures (a) relating to the operation of its credit card business, which are applicable to its entire portfolio of VISA and MasterCard and other revolving credit accounts and are consistent with reasonably prudent practice, including the established policies and procedures for determining the creditworthiness of credit card or other revolving credit account customers, and the extension of credit to credit card and other revolving credit account customers and (b) relating to the maintenance of credit card and other revolving credit accounts and the collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time in conformance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the interests hereunder of Investor Certificateholders.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation, equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing, excluding any lien or filing pursuant to the Receivables Purchase Agreements, the Prior PSA or this Agreement; provided, however, that any assignment or transfer pursuant to Section 6.03(c), Section 7.02 or Section 7.05 shall not be deemed to constitute a Lien.

“Manager” shall mean the lead manager, manager or co-manager or person performing a similar function with respect to an offering of Definitive Euro-Certificates.

“MasterCard” shall mean MasterCard International Incorporated or any successor thereto.

“Miscellaneous Payments” shall mean, with respect to any Monthly Period, the sum of Adjustment Payments and Transfer Deposit Amounts deposited in the Collection Account with respect to such Monthly Period.

“Monthly Period” shall mean, with respect to each Distribution Date, a period of approximately thirty (30) days, that (a) contains a full set of processing cycles with respect to the Accounts, (b) commences on the day immediately succeeding the last day of the immediately preceding Monthly Period and (c) ends prior to the Determination Date for such Distribution Date; provided, however, that the initial Monthly Period with respect to any Series will commence on the cut-off date as specified in the related Supplement with respect to such Series.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.02.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Non-Code Entity” shall mean a savings and loan association, a national banking association, a bank or other entity that is not eligible to be a debtor under Title 11 of the United States Code.

“Notices” shall have the meaning specified in Section 13.05(a).

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

“Officer’s Certificate” shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by any Vice President or more senior officer of the Transferor or by any Vice President or more senior officer of the Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by any Vice President or more senior officer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, and delivered to the Trustee.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

“Overlimit Fees” shall have the meaning specified in the Lending Agreement applicable to each Account for overlimit fees or similar terms.

“Participation Interests” shall mean participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts or other revolving credit accounts owned by an Account Owner or any Affiliate thereof and collections thereon.

“Pay Out Event” shall mean, with respect to any Series, each event specified in Section 9.01 and each additional event, if any, specified in the relevant Supplement as a Pay Out Event with respect to such Series.

“Paying Agent” shall mean any paying agent and co-paying agent appointed pursuant to Section 6.07, which shall be, as of the date hereof, The Bank of New York.

“Periodic Rate” shall mean the periodic rate or rates determined in the manner described in the Lending Agreement applicable to each Account.

“Periodic Rate Finance Charges” shall mean finance charges based on the Periodic Rate or any similar term specified in the Lending Agreement applicable to each Account.

“Permitted Activities” means the primary activities of the Trust, which are:

(a) holding Receivables and the other Trust Assets, which assets cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor, their affiliates or their agents;

(b) issuing Certificates and other interests in the Trust;

(c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Supplement; and

(d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

“Person” shall mean any person or entity, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

“Principal Allocation Percentage” shall mean, with respect to any Series, the principal allocation percentage specified in the related Supplement.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables, but shall not include Defaulted Receivables or amounts billed as annual membership fees. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.10 shall not be included in calculating the aggregate amount of Principal Receivables, except to the extent so provided in Section 2.10.

“Principal Sharing Series” shall mean a Series that, pursuant to the Supplement therefor, is entitled to, receive Shared Principal Collections.

“Principal Shortfalls” shall have the meaning specified in Section 4.04.

“Principal Terms” shall mean, with respect to any Series, (i) the name or designation; (ii) the initial principal amount (or method for calculating such amount) and the Invested Amount of such Series; (iii) the Certificate Rate (or method for the determination thereof) and the manner, if any, in which such rate may be adjusted from time to time; (iv) the interest payment date or dates and the manner, if any, in which the interest payment date or dates may be reset from time to time and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the method of calculating the servicing fee with respect thereto; (viii) the provider and the terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Transferor or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Rating Agency or Rating Agencies, if any, rating the Series; (xvi) the name of the Clearing Agency, if any; (xvii) the base rate applicable to any Series; (xviii) the minimum amount of Principal Receivables required to be maintained through the designation of Additional Accounts; (xix) any deposit into any account maintained for the benefit of Certificateholders; (xx) the rights of the holders of the Transferor’s Interest that have been transferred to the holders of such Series; (xxi) the Group, if any, to which such Series belongs; (xxii) whether or not such Series is a Principal Sharing Series; and (xxiii) any other terms of such Series.

“Prior PSA” shall have the meaning specified in the recitals of this Agreement.

“Rating Agency” shall mean, with respect to any outstanding Series or Class, each statistical rating agency, as specified in the applicable Supplement, selected by the Transferor to rate the Investor Certificates of such Series or Class.

“Ratings Effect” shall mean, with respect to any action and any Rating Agency, that such action will not result in such Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates with respect to which it is a Rating Agency.

“Reassignment” shall have the meaning specified in Section 2.09.

“Receivables” shall mean all amounts payable by Obligors on any Account, from time to time, including amounts payable for Principal Receivables, Finance Charge Receivables and annual membership fees, but only to the extent that such amounts payable have been conveyed by the applicable Account Owner to the Transferor pursuant to the related Receivables Purchase Agreement; provided, however, that such amounts shall not be included as or deemed Receivables on and after the day on which they become Defaulted Receivables; provided further, however, that for purposes of determining the amount of Principal Receivables in the Trust and the deduction of the principal amount of (x) Ineligible Receivables from such total amount of Principal Receivables as required by subsection 2.05(b) and (y) Defaulted Receivables from such total amount of Principal Receivables as required by Section 3.03, the foregoing proviso shall not apply.

“Receivables Purchase Agreements” shall mean (i) the Capital One Receivables Purchase Agreement and (ii) any future receivables purchase agreement substantially in the form of the agreement specified in (i) above, entered into between Funding and an Account Owner; provided, that (A) Funding shall have received written notice from each Rating Agency that the execution and delivery of such future receivables purchase agreement will not have a Ratings Effect and (B) Funding shall have delivered to the Trustee an Officer’s Certificate of Funding to the effect that such officer reasonably believes that the execution and delivery of such future receivables purchase agreement will not have an Adverse Effect.

“Record Date” shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period, except as otherwise provided with respect to a Series in the related Supplement.

“Recoveries” shall mean all Recoveries as defined in the Receivables Purchase Agreements that are paid to the Transferor as provided in the Receivables Purchase Agreements.

“Registered Certificateholder” shall mean the Holder of a Registered Certificate.

“Registered Certificates” shall have the meaning specified in Section 6.01.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Account” shall mean each VISA and MasterCard revolving credit card account or other revolving credit account which is related to an Account and which (a) was established in compliance with the Lending Guidelines pursuant to a Lending Agreement; (b) the related Obligor or Obligors are the same Person or Persons as the Obligor or Obligors of such Account; (c) is originated (i) as a result of the credit card with respect to such Account being lost or stolen; (ii) as a result of the related Obligor requesting a change in his or her billing cycle; (iii) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (iv) as a result of the related Obligor requesting a product change; or (v) for any other reasons permitted by the Lending Guidelines; and (d) can be traced or identified by reference to or by way of the Account Schedule and the computer or other records of the Account Owner.

“Removal Date” shall have the meaning specified in Section 2.09(a).

“Removal Notice Date” shall have the meaning specified in Section 2.09(a).

“Removed Accounts” shall have the meaning specified in Section 2.09.

“Required Designation Date” shall have the meaning specified in Section 2.08(a).

“Required Principal Balance” shall mean, as of any date of determination, (a) the sum of the “Initial Invested Amount” (as defined in the relevant Supplement) of the Investor Certificates of each Series outstanding on such date plus, as of such date of determination, the aggregate amounts of any increases in the Invested Amounts of each prefunded Series outstanding (in each case, other than any Series or portion thereof which is designated in the relevant Supplement as then being an Excluded Series) minus (b) the principal amount on deposit in the Excess Funding Account on such date; provided, however, if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more of such Series, the Required Principal Balance shall mean (a) the sum of the “Invested Amount” (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred, minus (b) the principal amount on deposit in the Excess Funding Account.

“Required Transferor’s Interest” shall mean, with respect to any date, an amount equal to the product of the Required Transferor’s Percentage and the aggregate amount of Principal Receivables in the Trust.

“Required Transferor’s Percentage” shall mean 5%; provided, however, that the Transferor may reduce the Required Transferor’s Percentage upon (w) thirty (30) days prior notice to the Trustee, each Rating Agency and any Series Enhancer entitled to receive such notice pursuant to the relevant Supplement, (x) receipt of written notice by the Transferor from each Rating Agency that such reduction will not have a Ratings Effect, (y) delivery by the Transferor of copies of each such written notice to the Servicer and the Trustee and (z) delivery to the Trustee and each such Series Enhancer of an Officer’s Certificate of the Transferor stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; provided further that the Required Transferor’s Percentage shall not at any time be less than the Specified Percentage.

“Requirements of Law” with respect to any Person shall mean the certificate of incorporation, certificate of formation or articles of association and by-laws, limited liability company agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officers within the corporate trust administration of the Trustee, including any Vice President, any Assistant Vice President, any Assistant Treasurer, any trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Revolving Credit Agreement” shall mean the Revolving Credit Agreement by and between the Bank and Funding, dated as of August 1, 2002, as such agreement may be amended from time to time in accordance therewith, or any substantially similar agreement entered into between any lender and Funding.

“Returned Check Charges” shall mean the charges specified in the Lending Agreement payable for returned payment checks and direct drafts drawn on an Account.

“Revolving Period” shall mean, with respect to any Series, the period specified as such in the related Supplement.

“Rule 144A” shall mean Rule 144A under the Act, as such Rule may be amended from time to time.

“Sarbanes Certification” shall have the meaning specified in Section 14.04.

“Secured Account” shall mean an Account owned by the Account Owner under which the payment obligations of the Obligor are secured by the Funds Collateral.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Transaction” shall mean any new issuance of Investor Certificates, pursuant to Section 6.03, or new notes issued by the Capital One Multi-asset Execution Trust, whether publicly offered or privately placed, rated or unrated.

“Series” shall mean any series of Investor Certificates established pursuant to a Supplement.

“Series Account” shall mean any deposit, securities, trust, escrow or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

“Series Enhancement” shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral guaranty, cash collateral account, insurance policy, spread account, reserve account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, currency exchange agreement, other derivative securities agreement or other similar arrangement. The subordination of any Class or Series to another Class or Series shall be deemed to be a Series Enhancement.

“Series Enhancer” shall mean the Person or Persons providing any Series Enhancement, other than the Investor Certificateholders of any Class or Series which is subordinated to another Class or Series.

“Series Issuance Date” shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

“Series Termination Date” shall mean, with respect to any Series, the termination date specified in the related Supplement.

“Service Transfer” shall have the meaning specified in Section 10.01.

“Servicer” shall mean Capital One, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

“Servicer Default” shall have the meaning specified in Section 10.01.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Fee Rate” shall mean, with respect to any Series, the servicing fee rate specified in the related Supplement.

“Servicing Officer” shall mean any officer of the Servicer who is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Transferor and the Trustee by the Servicer, as such list may from time to time be amended.

“Servicing Participant” shall mean any Person, other than the Trustee, that is a “party participating in the servicing function” as defined in Instruction 2 to Item 1122 of Regulation AB.

“Servicing Party” shall have the meaning specified in Section 14.06(a).

“Shared Principal Collections” shall have the meaning specified in Section 4.04.

“Specified Percentage” shall mean 2%.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Subservicer” shall mean any Person, other than the Servicer or the Trustee, that is a “servicer” as defined in 1101(j) of Regulation AB.

“Substitution Date” shall mean August 1, 2002.

“Successor Servicer” shall have the meaning specified in Section 10.02(a).

“Supplement” shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

“Supplemental Certificate” shall have the meaning specified in Section 6.03(c).

“Tax Opinion” shall mean with respect to any action, an Opinion of Counsel to the effect that, for federal and Virginia income and franchise tax purposes (and, if there has been an assumption of the Servicer’s obligations under this Agreement, for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if other than Virginia) (a) such action will not affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause a taxable event to any Investor Certificateholders.

“Termination Notice” shall have the meaning specified in Section 10.01.

“Transfer Agent and Registrar” shall have the meaning specified in Section 6.04.

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date.

“Transfer Deposit Amount” shall mean, with respect to any Distribution Date, the amount, if any, deposited into the Collection Account on such Distribution Date in connection with the reassignment of an Ineligible Receivable pursuant to Section 2.05 or 2.07(a) or the reassignment or assignment of a Receivable pursuant to Section 3.03.

“Transfer Restriction Event” shall have the meaning specified in Section 2.10.

“Transferor” shall mean Funding and any permitted successors and assigns thereof under this Agreement and any Additional Transferor.

“Transferor Certificates” shall mean, collectively, the Base Certificate and any outstanding Supplemental Certificates.

“Transferor’s Interest” shall have the meaning specified in Section 4.01.

“Transferor’s Participation Amount” shall mean at any time of determination an amount equal to the total amount of Principal Receivables and the principal amount on deposit in the Excess Funding Account and any Principal Funding Account (as defined in any Supplement) in the Trust at such time minus the aggregate Invested Amounts and Enhancement Invested Amounts, if any, for all outstanding Series at such time.

“Trust” shall mean the Capital One Master Trust heretofore created and continued by this Agreement.

“Trust Assets” shall have the meaning specified in Section 2.01.

“Trust Cut-Off Date” shall mean July 26, 2002.

“Trustee” shall mean The Bank of New York in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

“Unallocated Principal Collections” shall have the meaning specified in Section 4.03(c).

“Unamortized annual membership fees” shall have the meaning specified in Section 3.04(d).

“United States” shall mean the United States of America (including any one of the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Alien” or “United States Alien” shall mean any corporation, partnership, individual or fiduciary that, as to the United States, and for United States income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, (iii) a nonresident alien individual or (iv) a nonresident alien fiduciary of a foreign estate or trust.

“U.S. person” or “United States person” shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

“VISA” shall mean VISA U.S.A., Inc., or any successor thereto.

Section 1.02. Other Definitional Provisions and Rules of Construction.

(a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that, the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The agreements, representations and warranties of Funding and any Additional Transferor in this Agreement in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of Funding and any such Additional Transferor solely in such capacity for so long as Funding and any such Additional Transferor act in such capacity under this Agreement; the agreements, representations and warranties of Capital One in this Agreement as Servicer shall be deemed to be the agreements, representations and warranties of Capital One solely in such capacity for so long as Capital One acts in such capacity under this Agreement.

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.”

(f) All references herein to laws, statutes, acts and regulations shall mean such laws, statutes, acts and regulations as amended or recodified from time to time.

(g) All references herein (including the terms defined in Section 1.01) to the singular shall include the plural and vice versa, unless the context requires otherwise.

(h) All references herein to the masculine, feminine or neuter gender shall include all other genders.

ARTICLE II

Transfer of Receivables

Section 2.01. Transfer of Receivables. By execution of this Agreement, the Transferor hereby transfers, assigns, sets over and otherwise conveys to the Trustee all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business on the Trust Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such

Initial Accounts), and at the close of business on the related Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in such Accounts until the termination of the Trust, the Funds Collateral securing such Receivables, all Interchange allocable to the Trust as provided herein, all Recoveries and Insurance Proceeds allocable to all of the foregoing, all Participation Interests and related property conveyed to the Trustee pursuant to an Assignment, all Collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds (including “proceeds” as defined in the UCC) thereof. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trustee all of its rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreements (whether arising pursuant to the terms of the Receivables Purchase Agreements or otherwise available to the Transferor at law or in equity), including the rights of the Transferor to enforce the Receivables Purchase Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivable Purchase Agreements to the same extent as the Transferor could but for the assignment and security interest granted to the Trustee. The property described in the two preceding sentences, together with all monies and other property on deposit in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Transferor, the Servicer, an Account Owner or any other Person in connection with the Accounts, the Receivables or the Funds Collateral or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants’ clearance systems, VISA, MasterCard or insurers.

The Transferor agrees to record and file, at its own expense, financing statements (and amendments thereto when applicable) with respect to the Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the assignment of such Trust Assets to the Trustee, and to deliver a file stamped copy of each such financing statement or amendment or other evidence of such filing to the Trustee on or prior to the Substitution Date, in the case of Trust Assets relating to the Initial Accounts, and (if any additional filing is so necessary) on or prior to the applicable Addition Date, in the case of Trust Assets relating to Additional Accounts and Participation Interests. The Trustee shall be under no obligation whatsoever to file such financing statements or amendments thereto or to make any other filing under the UCC in connection with such assignment.

The Transferor further agrees, at its own expense, (i) on or prior to (A) the Substitution Date, in the case of the Initial Accounts, and (B) the applicable Addition Date, in the case of the Additional Accounts and the Participation Interests, to indicate in its books and records (including the appropriate computer files) that Receivables created in connection with the Accounts (other than Removed Accounts and Eligible to Purge Accounts that have been purged from the Transferor’s books and records pursuant to Subsection 2.09(d)), the Participation Interests and the related Trust Assets have been conveyed to the Trustee pursuant to this Agreement and (ii) on or prior to each such date referred to in clause (i), to deliver to the Trustee an Account Schedule (provided that such Account Schedule shall be provided in respect of Automatic Additional Accounts on or prior to the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur). Each Account Schedule, as supplemented from time to time, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the books and records (including the appropriate computer files) referenced in clause (i) of this paragraph have been indicated with respect to any Account or Participation Interest, the Transferor further agrees not to alter such indication during the remaining term of this Agreement, other than pursuant to Section 2.09 with respect to Removed Accounts and Eligible to Purge Accounts, unless and until the Transferor shall have delivered to the Trustee at least thirty (30) days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Trust Assets to continue to be perfected with the priority required by this Agreement, and has delivered to the Trustee an Opinion of Counsel to such effect.

The parties to this Agreement intend that the conveyance of the Trust Assets pursuant to this Agreement constitute a sale, and not a secured borrowing, for accounting purposes. Nevertheless, this Agreement also shall constitute a security agreement under applicable law, and the Transferor hereby grants to the Trustee a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables, the Funds Collateral and the other Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit, letter-of-credit rights and oil, gas and other minerals consisting of, arising from or related to the Trust Assets, and all proceeds thereof, to secure its obligations hereunder.

By executing this Agreement and any Receivables Purchase Agreement, the parties hereto and thereto do not intend to cancel, release or in any way impair the conveyance made by Capital One or F.S.B. in their respective capacities as a “Seller” under the Prior PSA. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

(a) The Trust created by and maintained under the Prior PSA shall continue to exist and be maintained under this Agreement.

(b) All series of investor certificates issued under the Prior PSA shall constitute Series issued and outstanding under this Agreement, and any supplement existing in connection with such series shall constitute a Supplement executed hereunder.

(c) All references to the Prior PSA in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to Capital One or F.S.B in their respective capacities as a “Seller” of receivables and related assets under the Prior PSA shall be deemed to include reference to Funding in such capacity hereunder.

(d) Subject to clause (e) below, Funding hereby agrees to perform all obligations of Capital One and F.S.B., in their respective capacities as a “Seller” (but not, in the case of Capital One, as “Servicer”), under or in connection with the Prior PSA (as amended and restated by this Agreement) and any Supplements to the Prior PSA.

(e) To the extent this Agreement requires that certain actions are to be taken as of a date prior to the date of this Agreement, Capital One’s or F.S.B.’s, as applicable, taking of such action under the Prior PSA shall constitute satisfaction of such requirement.

All representations, warranties and covenants of Capital One or F.S.B., as applicable, made in Article II in the Prior PSA and in any Assignment of Additional Accounts with respect to receivables and related assets transferred to the Trustee prior to the Substitution Date, shall remain in full force and effect with respect to Capital One or F.S.B., as applicable.

Section 2.02. Acceptance by Trustee.

(a) The Trustee hereby acknowledges its acceptance of all right, title and interest to the Trust Assets conveyed to the Trustee pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, on or prior to the Substitution Date, the Transferor delivered to the Trustee the Account Schedule relating to the Initial Accounts.

(b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 or otherwise delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee’s duties hereunder, (iii) in enforcing the rights of Certificateholders or (iv) as requested by any Person in connection with the financing statements filed pursuant to this Agreement, the Prior PSA or the Receivables Purchase Agreements. The Trustee agrees to take such measures as shall be reasonably requested by any Account Owner or the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Account Owner and the Transferor to inspect the Trustee’s security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Account Owner and the Transferor with notice thirty (30) days prior to any disclosure pursuant to this Section 2.02.

(c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

(d) The Trustee hereby agrees not to use any information it obtains pursuant to this Agreement, including any of the account numbers or other information contained in any Account Schedule delivered by the Transferor to the Trustee, directly or indirectly, to compete or assist any Person in competing with the Transferor or with any Account Owner in its business.

Section 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust as of the Substitution Date and as of each Closing Date (but only if it was a Transferor on such date):

(a) Organization and Good Standing. The Transferor is a limited liability company, validly existing under the laws of the Commonwealth of Virginia, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Receivables Purchase Agreements and under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign company (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Receivable unenforceable by the Transferor, the Servicer or the Trustee or would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby.

(c) Due Authorization. The execution, delivery and performance by the Transferor of this Agreement and each Supplement, the execution and delivery by the Transferor to the Trustee of the Certificates and the consummation by the Transferor of the transactions provided for in this Agreement and each Supplement have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor.

(d) No Conflict. The execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof applicable to the Transferor will not conflict with or violate the articles of incorporation, articles of association or certificate of formation or by-laws or limited liability company agreement of the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

(e) No Violation. The execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof applicable to the Transferor will not conflict with or violate any Requirements of Law applicable to the Transferor.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation by the Transferor of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the federal or any state income or franchise tax systems.

(g) All Consents Required. All authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof, have been obtained, except such as are required by state securities or “Blue Sky” laws in connection with the distribution of the Certificates.

(h) Insolvency. No Insolvency Event with respect to the Transferor has occurred and the transfer of the Receivables by the Transferor to the Trustee has not been made in contemplation of the occurrence thereof.

The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Trust Assets to the Trustee. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the others and to each Series Enhancer entitled thereto pursuant to the relevant Supplement within three (3) Business Days following such discovery. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

Section 2.04. Representations and Warranties of the Transferor Relating to the Agreement and Any Supplement and the Receivables.

(a) Representations and Warranties. The Transferor hereby represents and warrants to the Trust as of the Substitution Date and each subsequent Closing Date, and with respect to any Additional Accounts, on each related Addition Date occurring after the Substitution Date (but only if it was a Transferor on such date) that:

(i) the Receivables Purchase Agreements, this Agreement, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(ii) as of the Trust Cut-Off Date, with respect to the Initial Accounts, as of the related Additional Cut-Off Date, with respect to Additional Accounts, and as of the applicable Removal Notice Date, with respect to the Removed Accounts, Schedule 1 to this Agreement and the related Account Schedule, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Trust Cut-Off Date, such Additional Cut-Off Date or such Removal Notice Date, as the case may be, and the information contained therein with respect to the identity of such

Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the Trust Cut-Off Date, such Additional Cut-Off Date or such Removal Notice Date, as the case may be;

(iii) each Receivable has been transferred by the Transferor to the Trustee free and clear of any Lien (other than Liens permitted under subsection 2.07(b));

(iv) all consents, licenses or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the transfer by the Transferor of Receivables to the Trustee have been duly obtained, effected or given and are in full force and effect;

(v) subject, in each case pertaining to proceeds, to Section 9-315 of the UCC, and further subject to any Liens permitted under subsection 2.07(b), each of this Agreement and, in the case of Additional Accounts, the related Assignment constitutes either (x) a valid sale, transfer and assignment to the Trustee of all right, title and interest of the Transferor in the Receivables and the proceeds thereof or (y) a grant of a “security interest” (as defined in the UCC) in such property to the Trustee, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements pursuant to Section 2.01 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trustee shall have a first priority perfected security or ownership interest in such Receivables and proceeds except for Liens permitted under Section 2.07(b);

(vi) except as otherwise expressly provided in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Collection Account, any Series Account or any Series Enhancement;

(vii) on the applicable Additional Cut-Off Date, each related Additional Account is an Eligible Account;

(viii) on the applicable Additional Cut-Off Date, each Receivable then existing in each related Additional Account is an Eligible Receivable;

(ix) upon the creation of any new Receivable transferred by the Transferor to the Trustee, such Receivable is an Eligible Receivable; and

(x) no selection procedures reasonably believed by the Transferor to be materially adverse to the interests of the Certificateholders of any Series have been used in selecting such Accounts.

(b) Representations and Warranties of the Transferor Relating to Security Interest. The Transferor hereby makes the following representations and warranties with respect to Receivables transferred by it, and each of the following representations and warranties shall survive until the termination of this Agreement and each shall speak as of the Substitution Date and, with respect to Receivables in Additional Accounts, as of the related Addition Date. None of the following representations and warranties shall be waived by any of the parties to this Agreement unless each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such waiver will not have a Ratings Effect.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee in the Receivables, and the Funds Collateral securing such Receivables, described in Section 2.01 (the “Collateral”), which security interest is prior to all other Liens except as otherwise permitted hereunder, and is enforceable as such against creditors of and purchasers from the Transferor.

(ii) The Receivables transferred by the Transferor constitute “accounts” within the meaning of the applicable UCC.

(iii) At the time of its transfer of any item of Collateral to the Trustee pursuant to this Agreement, the Transferor owned and had good and marketable title to such item of Collateral free and clear of any Lien except as otherwise permitted hereunder.

(iv) The Transferor has caused or will have caused, within ten (10) days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted by the Transferor to the Trustee pursuant to this Agreement.

(v) Other than the security interest granted to the Trustee pursuant to this Agreement or an Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables described in Section 2.01 of this Agreement. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of such Receivables other than any financing statement relating to the transfer of such Receivables to the Trustee pursuant to this Agreement or an Assignment, or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

(c) Notice of Breach. The representations and warranties of the Transferor set forth in this Section 2.04 shall survive the transfer and assignment by the Transferor of Trust Assets to the Trustee. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others and to each Series Enhancer entitled thereto pursuant to the relevant Supplement within three (3) Business Days following such discovery. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.04, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

Section 2.05. Reassignment of Ineligible Receivables.

(a) Reassignment of Receivables. In the event (i) any representation or warranty of the Transferor contained in Section 2.04(a)(ii), (iii), (iv), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein (individually or together with any other breach or breaches then existing) and such breach has a material adverse effect on the Certificateholders’ Interest of all Series in any Receivables transferred to the Trustee (which determination shall be made without regard to the availability of funds under any Series Enhancement) and remains uncured for sixty (60) days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of notice thereof given by the Trustee, or (ii) it is so provided in Section 2.07(a) with respect to any Receivables transferred to the Trustee by the Transferor, then the Transferor shall accept reassignment of all Receivables in the related Account (“Ineligible Receivables”) on the terms and conditions set forth in paragraph (b) below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Transferor shall have delivered to the Trustee an Officer’s Certificate of the Transferor describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(b) Price of Reassignment. The Servicer shall deduct the portion of such Ineligible Receivables reassigned to the Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor’s Participation Amount, the Transferor’s Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor’s Participation Amount, the Transferor’s Participation Amount would be a negative number, not later than 12:00 noon, Richmond, Virginia time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Transferor shall make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Transferor’s Participation Amount would be below zero (up to the amount of such Principal Receivables) into the Excess Funding Account and the Collection Account, respectively. Any amount deposited into the Excess Funding Account and the Collection Account, respectively, in connection with the reassignment of an Ineligible Receivable shall be considered a Transfer Deposit Amount and shall be applied in accordance with Article IV and the terms of each Supplement.

Upon the deposit, if any, required to be made to the Excess Funding Account and the Collection Account, respectively, as provided in this Section 2.05 and the reassignment of Ineligible Receivables, the Trustee shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trustee and the Trust in and to such Ineligible Receivables, the Funds Collateral securing such Ineligible Receivables, all Recoveries and Insurance Proceeds allocable to all of the foregoing, all Collections with respect to all of the foregoing, all monies due or to become due and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the transfer of such Ineligible

Receivables pursuant to this Section 2.05. The obligation of the Transferor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account and the Collection Account, respectively, as provided in this Section 2.05, shall constitute the sole remedy respecting the event giving rise to such obligation available to Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders) or any Series Enhancer.

Section 2.06. Reassignment of Receivables in Trust Portfolio. In the event any representation or warranty of the Transferor set forth in Section 2.03 or Section 2.04(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders’ Interest of all Series in the Receivables, then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to the Transferor, the Servicer (and the Trustee if given by the Investor Certificateholders), may direct the Transferor to accept a reassignment of the Receivables if such breach and any material adverse effect caused by such breach is not cured within sixty (60) days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Transferor shall have delivered to the Trustee an Officer’s Certificate of the Transferor describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the interests of the Investor Certificateholders.

The Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, Richmond, Virginia time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and the terms of each Supplement.

Upon the deposit, if any, required to be made to the Collection Account as provided in this Section 2.06 and the reassignment of the applicable Receivables, the Trustee shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trustee and the Trust in and to such Receivables, the Funds Collateral securing such Receivables, all Recoveries and Insurance Proceeds allocable to all of the foregoing, all Collections with respect to all of the foregoing, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.06. The obligation of the Transferor to accept reassignment of any Receivables and to make the deposits, if any, required to be made to the Collection Account as provided in this Section 2.06 shall constitute the sole remedy respecting the event giving rise to such obligation available to the Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.

Section 2.07. Covenants of the Transferor. The Transferor hereby covenants as follows:

(a) Receivables Not to be Evidenced by Instruments or Chattel Paper. The Transferor will take no action to cause or permit any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced, except for any action by the Servicer or an Account Owner, it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be reassigned to the Transferor in accordance with Section 2.05(b); provided, however, that Receivables evidenced by instruments or chattel paper taken from Obligors in the ordinary course of business of the Servicer’s collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable of which it has knowledge; and the Transferor shall defend the right, title and interest of the Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this Section 2.07(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c) Transferor’s Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section 7.02 or 7.05 and as provided in Sections 2.08(f) and 6.03, the Transferor agrees not to transfer, assign, exchange, convey, pledge, hypothecate or otherwise grant a security interest in the Transferor’s Interest, whether represented by the Base Certificate or any Supplemental Certificate or by any uncertificated interest in the Transferor’s Interest, and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void; provided, however, that nothing in this Section 2.07(c) shall prevent the recorded owner of an interest in the Transferor’s Interest, whether uncertificated or represented by a certificate, from granting to an Affiliate a participation interest or other beneficial interest in the rights to receive cash flows related to the Transferor’s Interest, if (i) such interest does not grant such Affiliate any rights hereunder or delegate to such Affiliate any obligations or duties hereunder, (ii) the transferor of such interest obtains the prior written consent of the Transferor and (iii) after giving effect to such transfer, the aggregate interest in the Transferor’s Interest owned directly by the Transferor represents an undivided ownership interest in two percent (2.0%) or more of the Trust Assets.

(d) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to deliver to the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two (2) Business Days after the Date of Processing by the Transferor.

(e) Notice of Liens. The Transferor shall notify the Trustee and each Series Enhancer entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under Section 2.07(b).

(f) Enforcement of Receivables Purchase Agreements Covenants. The Transferor shall enforce the covenants and agreements of an Account Owner in the Receivables Purchase Agreements, including the covenants set forth in subsections 5.01(f) and (g).

(g) [Reserved].

(h) [Reserved].

(i) Interchange. On or prior to each Determination Date, the Transferor shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, which shall be equal to the amount of Interchange paid to the Transferor pursuant to the Receivables Purchase Agreements with respect to such Monthly Period.

(j) [Reserved]

(k) Separate Corporate Existence. The Transferor shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreements and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Except as provided herein, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Transferor, with financial institutions. The funds of the Transferor will not be diverted to any other Person or for other than the company use of the Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreements, the funds of the Transferor shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between the Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties.

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members and other Affiliates. To the extent that the Transferor and any of its members or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular members’ and directors’ meetings shall be held at least annually.

(viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors of the Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee, member or shareholder of any Affiliate of the Transferor which is not a special purpose entity, (y) a director of any Affiliate of the Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(ix) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

(x) Act solely in its own company name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xi) Other than as provided in the Revolving Credit Agreement, ensure that no Affiliate of the Transferor shall advance funds or loan money to the Transferor, and no Affiliate of the Transferor will otherwise guaranty debts of the Transferor.

(xii) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Transferor nor shall the Transferor make any loans to any Person.

(xiv) Ensure that any financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Transferor and such Affiliate and also state that the assets of the Transferor are not available to pay creditors of the Affiliate.

(xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.

Section 2.08. Addition of Accounts.

(a) Required Additions. (i) If, as of the close of business on the last Business Day of any Monthly Period, (x) the Transferor’s Participation Amount is less than the Required Transferor’s Interest or (y) the aggregate amount of Principal Receivables is less than the Required Principal Balance, each on such date, the Transferor shall on or prior to the close of business on the tenth Business Day following the last Business Day of such Monthly Period (the “Required Designation Date”), unless the Transferor’s Participation Amount exceeds the Required Transferor’s Interest as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, (x) the Transferor’s Participation Amount as of the close of business on the Addition Date is at least equal to the Required Transferor’s Interest and (y) the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance, each on such date. The failure of any condition set forth in paragraph (c) or (d) below, as the case may be, shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Trustee as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further that any such failure which has not been timely cured (as specified in the related Supplement) will nevertheless result in the occurrence of a Pay Out Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by the Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trustee by the day on which it is required to convey such Receivables or Participation Interests pursuant to Section 2.08(a) constitutes a “Pay Out Event” (as defined in such Supplement).

(ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Transferor may, subject to the conditions specified in paragraph (d) below, convey to the Trustee Participation Interests. The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to Section 13.01(a).

(b) Permitted Additions. The Transferor may from time to time, at its sole discretion, subject to the conditions specified in paragraph (c) or (d) below, as the case may be, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

(c) Automatic Additional Accounts. (i) The Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in paragraph (d) below, designate Eligible Accounts to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only revolving credit card accounts or other revolving credit accounts which are (x) originated by an Account Owner or any Affiliate of an Account Owner and (y) of a type included as Initial Accounts or which have previously been included in any Addition which has been effected in accordance with all of the conditions specified in paragraph (d) below.

(ii) The Transferor shall not be permitted to designate Automatic Additional Accounts pursuant to clause (i) above with respect to any of the three (3) consecutive Monthly Periods commencing in January, April, July and October of each calendar year unless on or before the first Business Day of such three (3) consecutive Monthly Periods, the Transferor shall have requested each Rating Agency to notify, and each Rating Agency shall have notified, the Transferor, the Servicer and the Trustee of the limitations (other than the limitations described in this Agreement), if any, to the right of the Transferor to designate Automatic Additional Accounts during such three (3) consecutive Monthly Periods; provided, however, that on or before twenty (20) days following the last Business Day of such three (3) consecutive Monthly Periods, the Transferor shall have received written confirmation from each Rating Agency that each such designation of Automatic Additional Accounts will not have a Ratings Effect and shall have delivered copies of each such confirmation to the Servicer and the Trustee. Unless Standard & Poor’s otherwise consents, the number of Automatic Additional Accounts plus the number of Accounts added pursuant to Section 2.08(a), without the prior notice of Standard & Poor’s as described under Section 2.08(d)(v), shall not at any time exceed the Aggregate Addition Limit; provided, however, if the Aggregate Addition Limit is exceeded for purposes of Section 2.08(a), the Transferor shall have delivered written notice to Moody’s of any such Addition. Unless Moody’s otherwise consents, the number of Automatic Additional Accounts added pursuant to Section 2.08(c), without prior notice of Moody’s as described under Section 2.08(d)(v), shall not at any time exceed the Aggregate Addition Limit.

(iii) On or before March 31, June 30, September 30 and December 31 of each calendar year, commencing on December 31, 2002, the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel in accordance with Section 13.02(d), with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the creation and perfection of the security interest granted by the Transferor in the Receivables in such Automatic Additional Accounts; provided, however, if the long-term unsecured debt rating or certificate of deposit rating of the related Account Owner is withdrawn or reduced below BBB- by Standard & Poor’s (and only for so long as the applicable rating is below BBB- by Standard & Poor’s), the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel in accordance with Section 13.02(d) on or before the last Business Day of each calendar month, commencing on the last Business Day of the calendar month immediately following the month in which such withdrawal or reduction occurs, with respect to the Automatic Additional Accounts owned by such Account Owner included as Accounts during the preceding one-month period confirming the creation and perfection of the security interest granted by the Transferor in the Receivables in such Automatic Additional Accounts. Such Opinion of Counsel shall be provided by outside counsel. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such accounts are removed from the Trust. If the applicable Transferor is unable to deliver such Opinion of Counsel with respect to the Receivables in any Automatic Additional Account, such inability shall be deemed to be a breach of the representation in Section 2.04(a)(viii) with respect to the Receivables in such Automatic Additional Account for purposes of Section 2.05.

(d) Conditions to Addition. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Trustee shall acquire the Receivables in such Additional Accounts (and such Additional Accounts shall be Accounts for purposes of this Agreement) or shall acquire such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions (provided, however, that the conditions set forth in clauses (i), (v), (vi) and (vii) shall not apply to the transfer to the Trustee of Receivables in Automatic Additional Accounts which are governed by Section 2.08(c)):

(i) on or before the fifth Business Day immediately preceding the Addition Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Additional Cut-Off Date, the approximate number of accounts or other assets expected to be added and the approximate aggregate balances expected to be outstanding in the accounts or other assets to be added;

(ii) in the case of Additional Accounts, the Transferor shall have delivered to the Trustee copies of UCC financing statements covering such Additional Accounts, if necessary to perfect the Trustee’s interest in the Receivables arising therein;

(iii) in the case of Additional Accounts, to the extent required by Section 4.03, the Transferor shall have deposited in the Collection Account, or caused to be deposited into the Collection Account, all Collections with respect to such Additional Accounts since the Additional Cut-Off Date (plus an amount representing unamortized annual membership fees for such Additional Accounts determined as of such Additional Cut-Off Date in accordance with Section 3.04(d));

(iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor or the applicable Account Owner shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trustee have been made in contemplation of the occurrence thereof;

(v) (A) except in the case of an Addition pursuant to Section 2.08(a), the Transferor shall have received written notice from each Rating Agency that such Addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (B) in the case of an Addition pursuant to Section 2.08(a) during any of the three (3) consecutive Monthly Periods commencing in January, April, July and October of each calendar year, if applicable, the Transferor shall have received, to the extent not previously received, not later than 20 days following the last Business Day of the relevant three (3) consecutive Monthly Periods, written notice from each Rating Agency that such Addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee; provided, however, that in the case of an Addition pursuant to Section 2.08(a) which would exceed the Aggregate Addition Limit, the Transferor shall have provided each Rating Agency with at least 15 days prior written notice of such Addition and at or prior to the end of such 15-day period, each Rating Agency shall have notified the Transferor in writing that such Addition will not have a Ratings Effect, and the Transferor shall have delivered copies of such written notice to the Servicer and the Trustee;

(vi) the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel that for federal and Virginia income and franchise tax purposes (and, if there has been an assumption of the Servicer’s obligations under this Agreement for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if other than Virginia), such Addition will not cause a taxable event to the holders of the Certificates;

(vii) the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel, dated the Addition Date, in accordance with Section 13.02(d);

(viii) the Transferor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor, dated the Addition Date, to the effect that (A) the Transferor reasonably believes that such Addition will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time would constitute a Pay Out Event to occur with respect to any Series and (B) in the case of Additional Accounts no selection procedure was utilized by the Transferor that would result in a selection of Additional Accounts (from the Eligible Accounts available to the Transferor) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition; and

(ix) the Transferor shall have delivered to the Trustee a written assignment executed by the Transferor and the Trustee, substantially in the form of Exhibit B (an “Assignment”), and an Account Schedule containing a true and complete list of the related Additional Accounts or Participation Interests.

(e) Representations and Warranties. The Transferor hereby represents and warrants to the Trustee as of the related Addition Date as to the matters relating to it set forth in paragraph (d)(iv) and (viii) above and that, in the case of Additional Accounts, the related Account Schedule is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

(f) Additional Transferors. The Transferor may designate Affiliates of the Transferor to be included as a Transferor (“Additional Transferors”) under this Agreement by an amendment hereto pursuant to Section 13.01(a). Any Additional Transferor may cease to transfer newly arising Receivables to the Trustee so long as each Rating Agency provides written notice that such cessation will not have a Ratings Effect. If any Transferor elects to have all or a portion of its interest in the Transferor’s Interest evidenced by the Base Certificate as provided in Section 6.01 hereof, then in connection with such designation, the Transferor shall surrender the Base Certificate to the Trustee in exchange for a newly issued Base Certificate modified to reflect such Additional Transferor’s Interest. If the Transferor elects to have its interest in the Transferor’s Interest be uncertificated as provided in Section 6.01, the Transferor shall instruct the Trustee in writing to register the Additional Transferor as the owner of the appropriate interest in the Transferor’s Interest on the books and records of the Trust. Prior to any such designation of an Additional Transferor and, if applicable, exchange of certificates, the conditions set forth in Section 6.03(c) shall have been satisfied.

Section 2.09. Removal of Accounts. (a) On any day of any Monthly Period the Transferor shall have the right to require the reassignment to it or its designee of all the Trustee’s right, title and interest in, to and under the Receivables then existing and thereafter created in Accounts designated by the Transferor (the “Removed Accounts”), the Funds Collateral securing such Receivables, all Recoveries and Insurance Proceeds allocable to all of the foregoing, all Collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof, upon satisfaction of the following conditions:

(i) on or before the fifth Business Day immediately preceding the Removal Date (the “Removal Notice Date”), the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice of such removal and specifying the date for removal of the Removed Accounts (the “Removal Date”);

(ii) on the Removal Date, the Transferor shall have amended Schedule 1 by delivering to the Trustee an Account Schedule containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables outstanding in such Account and, for any Funds Collateral relating to such

Account, the account number for, and the amount of funds on deposit in, the applicable Deposit Account;

(iii) the Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Notice Date, is true and complete in all material respects;

(iv) the Transferor shall have received written notice from each Rating Agency that such removal will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee;

(v) the Transferor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor, dated the Removal Date, to the effect that the Transferor reasonably believes that such removal will not based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and

(vi) the aggregate amount of Principal Receivables to be removed shall not equal or exceed 5% of the aggregate amount of Principal Receivables in the Trust.

(b) Upon satisfaction of the above conditions, the Transferor and the Trustee shall execute and deliver a written reassignment in substantially the form of Exhibit C (the “Reassignment”), and the Trustee shall, without further action, sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, on the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to the Receivables existing at the close of business on the Removal Notice Date and thereafter created in the Removed Accounts, the Funds Collateral securing such Receivables, all Recoveries and Insurance Proceeds allocable to all of the foregoing, all Collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of Receivables pursuant to this Section 2.09.

In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Trustee shall automatically and without further action or consideration transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trustee in and to the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, the Funds Collateral securing such Receivables, all Insurance Proceeds allocable to all of the foregoing, all Collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof; provided that Recoveries of such Defaulted Receivables shall be applied as provided herein. The Trustee shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or its designee all right, title and interest that the Trustee had in such Defaulted Receivables (including any related Finance Charge Receivables).

In addition to the foregoing, the Transferor may designate Removed Accounts as provided in and subject to the terms and conditions contained in this Section 2.09 if the Removed Accounts are designated in response to a third-party action or decision not to act and not the unilateral action of the Transferor.

(c) In addition to the foregoing requirements, except for Removed Accounts described in the second and third paragraphs of Section 2.09(b), there shall be no more than one Removal Date in any Monthly Period; for each Removal Date, the Accounts to be designated as Removed Accounts shall be selected at random by the Transferor and the Removed Accounts shall not, as of the Removal Notice Date, contain Principal Receivables which in the aggregate exceed an amount equal to the positive difference, if any, between the Transferor’s Interest and the Required Transferor’s Interest.

(d) The Transferor may purge Eligible to Purge Accounts from its books and records, including appropriate computer files, without any prior notice to any Person. On or before the tenth Business Day immediately following the date of any such purge (each an “Eligible to Purge Removal Date”), the Transferor shall (i) remove the related Eligible to Purge Accounts from Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of all of those Eligible to Purge Accounts, specifying for each such Eligible to Purge Account its account number as of the related Eligible to Purge Removal Date and (ii) deliver to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor certifying that the computer file or microfiche list delivered pursuant to clause (i) above, as of the related Eligible to Purge Removal Date, is true and complete in all material respects. Each Eligible to Purge Account will not be an Account from and after the related Eligible to Purge Removal Date.

Section 2.10. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Trustee in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any binding order of any Governmental Authority (a “Transfer Restriction Event”), then, in any such event, (a) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trustee, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trustee prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Transferor’s inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables in the Trust on such date), (b) the Transferor agrees that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trustee and Principal Receivables and all amounts which would have constituted Principal Receivables as aforesaid that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Transferor shall treat the first received Collections with respect to the Accounts as allocable to the Trustee until the Trustee shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in such Accounts as of the date of the occurrence of such event. If the Transferor is unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor agrees that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trustee shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trustee and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

Section 2.11. Discount Option.

(a) The Transferor shall have the option to designate at any time a percentage, which may be a fixed percentage or a variable percentage based on a formula (the “Discount Percentage”), of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables (“Discount Option Receivables”). The Transferor shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after the date such designation becomes effective. The Transferor shall provide to the Servicer, the Trustee, any Series Enhancer and each Rating Agency thirty (30) days prior written notice of such designation (or reduction or withdrawal), and such designation (or reduction or withdrawal) shall become effective on the date designated therein only if (i) the Transferor shall have delivered to the Trustee and each Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor stating that the Transferor reasonably believes that such designation (or reduction or withdrawal) will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series, (ii) the Transferor shall have received written notice from each Rating Agency that such designation (or reduction or withdrawal) will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee and (iii) in the case of a reduction or withdrawal, the Transferor shall have delivered to the Trustee an Officer’s Certificate of the Transferor to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal shall not have adverse regulatory or other accounting implications for the Transferor.

(b) On each Date of Processing after the date on which the Transferor’s exercise of its discount option takes effect, the Transferor shall, to the extent required by Section 4.03, (i) deposit into the Collection Account in immediately available funds an amount equal to the product of (a) the aggregate Floating Allocation Percentages with respect to all Series and (b) the aggregate amount of the Discount Option Receivable Collections processed on such day and (ii) pay to the Holders of the Transferor Certificates, and if any owner of an interest in the Transferor’s Interest elects to have such interest be uncertificated as provided in Section 6.01 hereof, then to the recorded owner of such uncertificated interest in the Transferor’s Interest, the balance of such Discount Option Receivables Collections. The deposit made by the Transferor into the Collection Account under the preceding sentence shall be considered a payment of such Discount Option Receivables and shall be applied as Finance Charge Receivables in accordance with Article IV and the terms of each Supplement.

ARTICLE III

Administration and Servicing of Receivables

Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) Capital One agrees to act as the Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Capital One acting as Servicer.

(b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing revolving credit card and other revolving credit receivables comparable to the Receivables and in accordance with the Lending Guidelines. The Servicer shall have full power and authority, acting alone or through any Person properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered, at the expense of the Transferor, to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission (the “Commission”) and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. The Trustee shall furnish, within a reasonable period of time, the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card and revolving credit receivables.

(d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Lending Agreements relating to the Accounts and the Lending Guidelines and all applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

(e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) in accordance with Section 11.05 and fees and disbursements of independent accountants for the Servicer.

(f) The Transferor will use its best efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified securities exchange. The Transferor shall give notice to the Trustee on the date on which such Investor Certificates are approved for such listing and within three (3) Business Days following receipt of notice by the Transferor of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Transferor, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the outstanding principal amount of each Series) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders’ Interest of a particular Series with respect to any Monthly Period (the “Monthly Servicing Fee”) and (ii) the Enhancement Invested Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders’ Interest or the Enhancement Invested Amount, if any, of a particular Series shall be paid by the Transferor on the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period allocable to the Transferor.

Section 3.03. Representations, Warranties and Covenants of the Servicer. Capital One, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date on which it is the Servicer (and on the date of any such appointment), the following representations, warranties and covenants:

(a) Organization and Good Standing. The Servicer is a state banking corporation validly existing under the laws of the Commonwealth of Virginia or another state or a state banking association, a national banking association or a corporation validly existing under the laws of its jurisdiction of incorporation and has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Agreement and each Supplement and to own its properties and conduct its servicing business as such properties are presently owned and as such business is presently conducted.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Receivables as required by the Agreement requires such qualification except where failure to so qualify or to obtain such licenses and approvals would not have a material adverse effect on its ability to perform its obligations hereunder or under any Supplement.

(c) Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement, each Supplement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Servicer.

(d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

(e) No Conflict and No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, and the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer, will not conflict with or violate or result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other Governmental Authority seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Certificateholders.

(h) No Rescission or Cancellation. The Servicer shall not authorize any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the Lending Guidelines.

(i) Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Trustee in any Receivable, nor shall it, except in the ordinary course of its business and in accordance with the Lending Guidelines, reschedule, revise or defer Collections due on the Receivables.

(j) Receivables Not To Be Evidenced by Instruments or Chattel Paper. The Servicer will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any Receivable is so evidenced as a result of the Servicer’s action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the Servicer as provided in this Section 3.03; provided, however, that Receivables evidenced by instruments or chattel paper taken from Obligors in the ordinary course of the Servicer’s collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

(k) All Consents. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained by the Servicer in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained.

For purposes of the representations and warranties set forth in this Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

In the event any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Trustee’s interest in the Receivables (which determination shall be made without regard to the availability of funds under any Series Enhancement) and remains uncured for sixty (60) days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given by the Transferor or the Trustee, all Receivables in the Account or Accounts to which such event relates shall be assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Transferor and the Trustee a certificate of an authorized officer of the Servicer describing the nature of such breach and the manner in which such breach was cured.

The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Transfer Deposit Amount and shall be applied in accordance with Article IV and the terms of each Supplement.

Upon each such assignment to the Servicer, the Trustee shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trustee in and to such Receivables, the Funds Collateral securing such Receivables, all Recoveries and Insurance Proceeds allocable to all of the foregoing, all Collections with respect to all of the foregoing, all monies due or to become due and all amounts received with respect to all of the foregoing and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the transfer of any such Receivables pursuant to this Section 3.03. The obligation of the Servicer to accept assignment and transfer of any such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Investor Certificateholders (or the Trustee) or any Series Enhancer, except as provided in Section 8.04.

Section 3.04. Reports and Records for the Trustee.

(a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer during normal business hours for inspection by the Transferor and the Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of the Accounts and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Transferor and the Trustee at the office of the Servicer on any Business Day during normal business hours any computer programs necessary to make such identification.

(b) Monthly Servicer’s Certificate. Not later than the third Business Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Transferor, the Paying Agent, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

(c) Related Accounts. The Servicer covenants and agrees hereby to deliver to the Trustee, within a reasonable time period after it receives notice that a Related Account has been created, but in any event not later than 15 days after the end of the month within which it receives notice that such Related Account has been created, a notice specifying the new account number for such Related Account.

(d) Annual Membership Fees. On or prior to each Determination Date, the Servicer shall deliver to the Trustee and the Transferor a certificate of a Servicing Officer setting forth (or shall set forth in the Monthly Servicer’s Certificate) (a) the amount of annual membership fees to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, which shall be equal to the amount of annual membership fees transferred to the Trustee during the preceding 12 Monthly Periods (or during the equivalent monthly periods occurring prior to the first Monthly Period) divided by 12 and (b) the portion of such annual membership fees (“unamortized annual membership fees”) which have not been treated as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

(e) Addition Discount Receivables. On or prior to each Determination Date, the Servicer shall deliver to the Trustee and the Transferor a certificate of a Servicing Officer setting forth (or shall set forth in the Monthly Servicer’s Certificate) (a) the amount of Addition Discount Receivables to be included as Collection of Finance Charge Receivables with respect to the preceding Monthly Period, as calculated in accordance with the formula set forth in the applicable Assignment or accretion designation letter delivered by the Transferor to the Trustee and the Servicer and (b) the portion of such Addition Discount Receivables which have not been treated as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

(f) Certain Recoveries. On or prior to each Determination Date, the Servicer shall deliver to the Trustee and the Transferor a certificate of a Servicing Officer setting forth (or shall set forth in the Monthly Servicer’s Certificate) (a) the amount of Recoveries equal to the net proceeds of any sale or initial securitization (excluding any residual payments from such securitization) of Defaulted Receivables (including the related Finance Charge Receivables) to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, which shall be equal to the amount of any such Recoveries received during the preceding three (3) Monthly Periods divided by three (3) and (b) the portion of any such Recoveries (“unamortized Recoveries”) which have not been treated as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee, the Transferor, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement, on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2006, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement will be in the form of an Officer’s Certificate of the Servicer (with appropriate insertions) to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such fiscal year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof; provided, however, that on or before May 31, 2006 the Servicer shall cause to be delivered the Officer’s Certificate of the Servicer (with appropriate insertions) as was required to be delivered pursuant to, and in accordance with, Section 3.05 of the Amended PSA.

Section 3.06. [Reserved].

Section 3.07. Tax Treatment. The Transferor has entered into this Agreement, and the Certificates will be issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Receivables. The Transferor, by entering into this Agreement, and each Certificateholder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

Section 3.08. Notices to Capital One. In the event that Capital One is no longer acting as Servicer, any Successor Servicer shall deliver to Capital One each certificate and report required to be provided thereafter pursuant to Section 3.04(b), 3.05 or 3.06.

Section 3.09. Adjustments.

(a) If the Servicer adjusts downward the amount of any Principal Receivable (other than any Ineligible Receivable to be reassigned or assigned to the Transferor or the Servicer pursuant to this Agreement) because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case (other than cases resulting from Servicer error), the amount of Principal Receivables used to calculate the Transferor’s Participation Amount, the Transferor’s Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor’s Participation Amount, the Transferor’s Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two (2) preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor’s Participation Amount, the Transferor’s Participation Amount would be a negative number, not later than the close of business on the fifth (5th) succeeding Business Day following such adjustment, the Transferor shall make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Transferor’s Participation Amount would be below zero (up to the amount of such Principal Receivables). Any amount deposited into the Collection Account pursuant to the preceding sentence shall be considered an “Adjustment Payment” and shall be applied in accordance with Article IV and the terms of each Supplement.

(b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any

Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 3.10. Reports to the Commission. The Servicer shall, on behalf of the Trust and at the expense of the Transferor, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Transferor in connection with such filings.

ARTICLE IV

Rights of Certificateholders and Allocation

and Application or Collections

Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account or the Excess Funding Account allocable to such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the “Certificateholders’ Interest”), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Transferor Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders’ Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Transferor on behalf of all of the holders of the Transferor Certificates (the “Transferor’s Interest”); provided, however, that if any Transferor or any Additional Transferor elects to have all or a portion of its interest in the Transferor’s Interest be uncertificated as provided in Section 6.01 hereof, then such uncertificated interest, together with any Transferor Certificates, shall represent the “Transferor’s Interest”; provided further that the Transferor Certificates, or any uncertificated interest in the Transferor’s Interest, shall not represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; provided further that the foregoing shall not be construed to limit the Trustee’s obligation to make payments to the Transferor and the Servicer as and when required under this Agreement and any Supplement.

Section 4.02. Establishment of Collection Account and Excess Funding Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the “Collection Account”). The Collection Account currently is maintained with The Bank of New York. The Trustee shall possess all right, title and interest in all funds and property from time to time on deposit in or credited to the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds or property held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any funds or property to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account.”

Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.06, 9.02, 10.01 or 12.02) shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee. The Trustee shall (i) hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property shall at all times be credited to a securities account of the Trustee, (B) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (C) all property credited to such securities account shall be treated as a financial asset, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (F) such securities account and the property credited thereto shall not be subject to any lien or encumbrance on, security interest in, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), (G) such agreement shall be governed by the laws of the State of New York, and (H) the State of New York shall be the securities intermediary’s jurisdiction for purposes of the UCC; and (ii) maintain possession of each other Eligible Investment not described in clause (i) above in the State of New York, separate and apart from all other property held by the Trustee. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to or at the direction of the Transferor, except as otherwise specified in any Supplement. For purposes of determining the availability of funds or the balances in the Collection Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the “Excess Funding Account”). The Excess Funding Account currently is maintained with The Bank of New York. The Trustee shall possess all right, title and interest in all funds and property from time to time on deposit in or credited to the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Excess Funding Account meeting the conditions specified above, transfer any funds and property to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the “Excess Funding Account.”

Funds on deposit in the Excess Funding Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee. The Trustee shall (i) hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property shall at all times be credited to a securities account of the Trustee, (B) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (C) all property credited to such securities account shall be treated as a financial asset, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (F) such securities account and the property credited thereto shall not be subject to any lien or encumbrance on, security interest in, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), (G) such agreement shall be governed by the laws of the State of New York, and (H) the State of New York shall be the securities intermediary’s jurisdiction for purposes of the UCC; and (ii) maintain possession of each other Eligible Investment not described in clause (i) above in the State of New York, separate and apart from all other property held by the Trustee. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Funds on deposit in the Excess Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity. Unless directed by the Servicer, funds deposited in the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor on any Business Day to the extent that the Transferor’s Participation Amount exceeds the Required Transferor’s Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance on such date; provided, however, that, if an Accumulation Period, Controlled Amortization Period or Early Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Excess Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with Section 4.04 and the terms of the Supplements for the Principal Sharing Series. For purposes of determining the availability of funds or the balances in the Excess Funding Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

Section 4.03. Collections and Allocations.

(a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections or, in the case of any Collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as Capital One remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s, or (y) Capital One has provided to the Transferor and the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency (as evidenced by a letter from the Rating Agency), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, Richmond, Virginia time, on the Transfer Date immediately preceding the Distribution Date or, in the case of any Collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date. Subject to the first proviso in Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to (x) the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement plus (y) the aggregate amount of the portion of Collections representing annual membership fees (including any annual membership fees relating to the period prior to the Trust Cut-Off Date) which will not have been amortized in accordance with Section 3.04(d) with respect to the end of such Monthly Period plus (z) the aggregate amount of the portion of Collections representing Recoveries which will not have been amortized in accordance with Section 3.04(f) with respect to the end of such Monthly Period and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall withdraw the excess from the Collection Account and pay it to the Holder of the Transferor’s Interest.

(b) (i) Collections of Finance Charge Receivables will be allocated to the Certificateholders’ Interest of a Series in an amount equal to the product of the amount of such

Collections and the Floating Allocation Percentage of such Series, (ii) the Defaulted Amount will be allocated to the Certificateholders’ Interest of a Series in an amount equal to the product of such Defaulted Amount and the Floating Allocation Percentage of such Series, (iii) Collections of Principal Receivables will be allocated to the Certificateholders’ Interest of such Series in an amount equal to the product of the amount of such Collections and the Principal Allocation Percentage of such Series and (iv) Miscellaneous Payments will be allocated to the Certificateholders’ Interest of such Series in an amount equal to the product of the amount of such Miscellaneous Payments and a fraction the numerator of which is the Invested Amount and Enhancement Invested Amount, if any, of such Series and the denominator of which is the sum of the Invested Amounts and the Enhancement Invested Amount, if any, for all outstanding Series, in each case for such Monthly Period. Collections of Receivables with respect to any Monthly Period will be allocated by the Servicer first to annual membership fees transferred to the Trustee during the preceding Monthly Period, second to Finance Charge Receivables, to the extent of Finance Charge Receivables billed during the preceding Monthly Period, and third to Principal Receivables. Subject to Sections 4.03(c) and 4.04, amounts not allocated to the Certificateholders’ Interest of any Series will be allocated to the Transferor’s Interest.

(c) On the earlier of (A) the second Business Day after the Date of Processing and (B) the day on which the Servicer actually deposits any Collections into the Collection Account or, in the case of any Collections consisting of Interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the Servicer will pay to the Transferor (i) the Transferor’s allocable portion of Collections of Finance Charge Receivables and (ii) the Transferor’s allocable portion of Collections of Principal Receivables; provided, however, that in the case of Collections of Principal Receivables allocated to the Transferor’s Interest, such amount shall only be paid to the Transferor if the Transferor’s Participation Amount exceeds the Required Transferor’s Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance, but otherwise such amounts shall be deposited into the Excess Funding Account. Collections consisting of annual membership fees or Recoveries resulting from the sale or securitization of Defaulted Receivables (including the related Finance Charge Receivables) which have not yet been amortized in accordance with Section 3.04(d) or (e), as the case may be, and which are therefore not treated as Collections of Finance Charge Receivables or Principal Receivables, shall not be paid to the Transferor or allocated to the Certificateholders’ Interest.

The payments to be made to the Transferor pursuant to this Section 4.03(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including Miscellaneous Payments, payment of the acquisition price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 or payment of the purchase price for the Certificateholders’ Interest of a specific Series pursuant to the related Supplement.

(d) The Principal Receivables in Additional Accounts added during any Monthly Period having an Additional Cut-Off Date as of any day during the preceding Monthly Period shall be treated as Principal Receivables outstanding on and after such Additional Cut-Off Date for purposes of calculating the Floating Allocation Percentage and Principal Allocation Percentage for the Monthly Period in which such Additional Accounts are added. Any such recalculation of the Floating Allocation Percentage and Principal Allocation Percentage for a

Monthly Period shall be effective only on and after the Addition Date, but the Servicer shall determine the amounts of Collections and the Defaulted Amounts which would have been allocated to the Certificateholders’ Interest of each Series for the portion of such Monthly Period preceding such Addition Date as if such recalculated Floating Allocation Percentage and Principal Allocation Percentage had been in effect and shall adjust the amounts to be allocated for the remainder of such Monthly Period so that the amounts allocated to the Certificateholders’ Interest of each Series and the Transferor’s Interest are equal to the amounts which would have been allocated to them if such recalculated percentages had been in effect for the entire Monthly Period.

Section 4.04. Shared Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account or the Excess Funding Account and pay to the Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables and Miscellaneous Payments which the related Supplements or this Agreement specify are to be treated as “Shared Principal Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are “Principal Shortfalls” for such Distribution Date; provided, however, that such amounts shall be paid to the Transferor only if the Transferor’s Participation Amount for such Distribution Date exceeds the Required Transferor’s Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance, but otherwise such amounts shall be deposited into the Excess Funding Account.

Section 4.05. Excess Finance Charges. On each Distribution Date, (a) the Servicer shall allocate Excess Finance Charges with respect to the Series in a Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as “Excess Finance Charges” for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are “Finance Charge Shortfalls” for such Distribution Date; provided, however, that the sharing of Excess Finance Charges among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee an Officer’s Certificate of the Transferor to the effect that the continued sharing of Excess Finance Charges among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer’s Certificate to the Trustee there will not be any further sharing of Excess Finance Charges among Series in any Group.

ARTICLE V

Distributions and Reports to Certificateholders

Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

ARTICLE VI

The Certificates

Section 6.01. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form (“Bearer Certificates”) with attached interest coupons and any other applicable coupon (collectively, the “Coupons”) or in fully registered form (“Registered Certificates”) and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Transferor may elect at any time, by written notice to the Trustee, to have all or a portion of its interest in the Transferor’s Interest be (i) an uncertificated interest or (ii) evidenced by a certificate. If the Transferor elects to have all or a portion of its interest in the Transferor’s Interest be uncertificated, it shall deliver to the Trustee for cancellation any Base Certificate previously issued. If the Transferor elects to have all or a portion of its interest in the Transferor’s Interest be evidenced by a certificate, the Base Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. The Trustee shall keep with the books and records of the Trust a register, of each Person owning any uncertificated interest in the Transferor’s Interest. Except as otherwise provided in Section 6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $1,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.13. The Base Certificate shall be a single certificate and shall initially represent the entire Transferor’s Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its respective President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Any Certificate which was executed by the manual or facsimile signature of a duly authorized officer of Capital One, F.S.B. or other Person which was the Transferor at the time of execution of the Certificate, shall not be rendered invalid, notwithstanding that Capital One, F.S.B. or other Person ceases to be the Transferor under this Agreement. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and the Transferor Certificates shall be dated the date of their authentication.

Section 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Base Certificate to the Transferor simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

Section 6.03. New Issuances.

(a) The Transferor may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

(b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i) on or before the fifth Business Day immediately preceding the Series Issuance Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement notice of such issuance and the Series Issuance Date;

(ii) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

(iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

(iv) the Transferor shall have received written notice from each Rating Agency that such issuance will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee;

(v) the Transferor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor, dated the Series Issuance Date, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series;

(vi) the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the Series Issuance Date, with respect to such issuance; and

(vii) the Transferor shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor,

dated the Series Issuance Date to the effect that the Transferor’s Participation Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Specified Percentage of the total amount of Principal Receivables, in each case as of the Series Issuance Date, and after giving effect to such issuance.

In addition, the Transferor agrees to provide notice of new issuances of Series of Investor Certificates as may be required by and in accordance with Item 1121(a)(14) of Regulation AB.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Transferor.

(c) If the Transferor elects to have all or a portion of its interest in the Transferor’s Interest evidenced by the Base Certificate as provided in Section 6.01 hereof, then the Transferor may surrender the Base Certificate to the Trustee in exchange for a newly issued Base Certificate and one or more additional certificates (each, a “Supplemental Certificate”), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.01(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

(i) the Transferor shall have received written notice from each Rating Agency that such exchange (or transfer or exchange as provided below) will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee; and

(ii) the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion dated the date of such exchange (or transfer or exchange as provided in the next sentence), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) above.

Notwithstanding anything in this Agreement to the contrary and subject to the related Supplement, any Holder of a Supplemental Certificate that is an Affiliate of the Transferor may elect at any time, by written notice to the Trustee, to have its interest in the Transferor’s Interest be (i) an uncertificated interest or (ii) evidenced by a certificate. If the Holder of a Supplemental Certificate elects to have its interest in the Transferor’s Interest be uncertificated, it shall deliver to the Trustee for cancellation any Supplemental Certificate previously issued and the Trustee shall make the appropriate entry in the books and records of the Trust registering such uncertificated interest in the Transferor’s Interest. If the recorded owner of any such uncertificated interest elects to have its interest in the Transferor’s Interest be evidenced by a certificate, a Supplemental Certificate will be issued in registered form and in the form provided in the related Supplement.

Section 6.04. Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the “Transfer Agent and Registrar”) shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall be, as of the date hereof, The Bank of New York and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. So long as any Investor Certificates are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days notice to the Transferor, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Transferor has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Trustee.

Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders’ Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders’ Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders’ Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

The Transferor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

(b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, the City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

(c) (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit E-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (a “Benefit Plan”). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Transfer Agent and Registrar, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an opinion of counsel, satisfactory to each of them, to the effect that such legend may be removed.

Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Transferor regarding such transfer and shall be entitled to receive instructions signed by an officer of the Transferor prior to registering any such transfer. The Transferor hereby agree to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i). The Transferor’s obligations pursuant to this Section 6.04(c)(i) shall not constitute a claim against the Transferor to the extent the Transferor does not have funds sufficient to make payment of such obligations.

(ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

(iii) If so requested by the Transferor, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to Trustee by or on behalf of the Transferor relating to the transferability of any Series or Class to a Benefit Plan.

Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) in the case of a destroyed, lost or stolen Certificate, there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section 6.05, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.05 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.06. Persons Deemed Owners. The Trustee, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, certificates owned by any Transferor, the Servicer, any other holder of a Transferor Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not a Transferor, the Servicer, any other holder of a Transferor Certificate or any Affiliate thereof.

Section 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall be, as of the date hereof, The Bank of New York and any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days notice to the Trustee, the Servicer and the Transferor. In the event that any Paying Agent shall resign, the Transferor shall appoint a successor to act as Paying Agent, reasonably acceptable to the Trustee. The initial and each successor or additional Paying Agent shall execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that: (i) it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders and (ii) during the continuance of any Pay Out Event or Servicer Default, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Investor Certificates. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. If and for so long as the Trustee shall act as Paying Agent, the provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as

Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 6.08. Access to List of Registered Certificateholders’ Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, the Transferor or the Paying Agent, within five (5) Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer, the Transferor or the Paying Agent, may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the “Applicants”), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable held by the Trustee, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request.

Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Servicer, the Transferor, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder regardless of the sources from which such information was derived.

Section 6.09. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee, the Servicer and the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or a Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor. The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.09. The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

(c) Pursuant to an appointment made under this Section 6.09, the Certificates may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Certificates described in the Pooling and Servicing Agreement.

as Authenticating Agent
for the Trustee

By
Authorized Officer

Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form, of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates (“Definitive Certificates”) have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

(a) the provisions of this Section 6.10 shall be in full force and effect;

(b) the Transferor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

(c) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control; and

(d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive

Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

Section 6.12. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Transferor advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to such Series or Class and the Trustee or the Transferor is unable to locate a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee, the Transferor and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Transferor shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

Section 6.13. Global Certificate; Exchange Date.

(a) If specified in the related supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the “Global Certificate”) in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Transferor and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the “Definitive Euro-Certificates”).

(b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Transferor, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Transferor will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have

Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An institutional investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Transferor so elects. The Transferor may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit G-1 with respect to the Global Certificate or portion thereof being exchanged signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit G-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit G-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section 6.13 shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

(c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

(d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

Section 6.14. Meetings of Certificateholders.

(a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Transferor or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Transferor or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than twenty (20) nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsel.

(b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than ten (10) days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

(c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section 6.14 shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

(d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Transferor, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Transferor. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Transferor and the Trustee.

(e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Transferor and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE VII

Other Matters Relating to the Transferor

Section 7.01. Liability of the Transferor. The Transferor shall be liable in all respects for the obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement or any Supplement. The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor.

Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not consolidate with or merge into any other corporation or entity or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i) (x) the corporation or other entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, a corporation or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the governing documents of Funding, and, if the Transferor is not the surviving entity, such surviving entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Servicer, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor hereunder, including its obligations under Section 7.04; and (y) the Transferor has delivered to the Trustee an Officer’s Certificate of the Transferor and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

(ii) if the surviving entity is a Non-Code Entity, the Transferor shall have delivered notice of such consolidation, merger, conveyance or transfer to each Rating Agency or, if the surviving entity is not a Non-Code Entity, the Transferor shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee; and

(iii) the Transferor shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

(b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph or Section 7.05.

Section 7.03. Limitations on Liability of the Transferor. Subject to Sections 7.01 and 7.04, neither the Transferor nor any of the directors, officers, employees or agents of the Transferor acting in such capacity shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacity pursuant to this Agreement; provided, however, that this provision shall not protect the Transferor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

Section 7.04. Liabilities. Notwithstanding Section 7.03 (and notwithstanding Sections 8.03 and 8.04), by entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates or those which arise from any action by any Investor Certificateholder) arising out of or based on the arrangement created by this Agreement (to the extent Trust Assets remaining after the Investor Certificateholders and Series Enhancers have been paid in full are insufficient to pay such losses, claims, damages or liabilities) and the actions of the Transferor taken pursuant hereto as though this Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor was a general partner. The Transferor’s obligations pursuant to this Section 7.04 shall not constitute a claim against the Transferor to the extent the Transferor does not have funds sufficient to make payment of such obligations. In the event of the appointment of a Successor Servicer, the Successor Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor against and from any losses, claims, damages and liabilities of the Transferor as described in this Section 7.04 arising from the actions or omissions of such Successor Servicer.

Section 7.05. Assumption of the Transferor’s Obligations. Notwithstanding the provisions of Section 7.02, the Transferor may assign, convey and transfer all of its remaining interest in the Receivables arising in the Accounts, its interest in the Participation Interests and its Transferor’s Interest (collectively, the “Assigned Assets”), together with all of its obligations under this Agreement or relating to the transactions contemplated hereby (collectively, the “Assumed Obligations”), to another entity (the “Assuming Entity”) which may be an entity that is not affiliated with the Transferor, and the Transferor may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Certificates, upon satisfaction of the following conditions:

(a) the Assuming Entity, the Transferor and the Trustee shall have entered into an assumption agreement (the “Assumption Agreement”) providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trustee, and the Transferor shall have delivered to the Trustee an Officer’s Certificate of the Transferor and an opinion of Counsel each stating that such transfer and assumption comply with this Section 7.05, that such Assumption Agreement is a valid and binding obligation of such Assuming Entity enforceable against such Assuming Entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b) each provider of Series Enhancement, if any, shall have consented to such transfer and assumption;

(c) the Transferor or the Assuming Entity shall have delivered to the Trustee copies of UCC financing statements covering such Accounts to perfect the Trustee’s interest in the Receivables arising herein;

(d) if the Assuming Entity is a Non-Code Entity, the Transferor shall have delivered notice of such transfer and assumption to each Rating Agency or, if the Assuming Entity is not a Non-Code Entity, the Transferor shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee;

(e) the Trustee shall have received an Opinion of Counsel with respect to clause (c) above and as to certain other matters specified in Exhibit H-2; and

(f) the Trustee shall have received a Tax Opinion.

Upon such transfer to and assumption by the Assuming Entity, the Transferor shall surrender the Base Certificate, if any, evidencing its interest in the Trust to the Transfer Agent and Registrar for registration of transfer and the Transfer Agent and Registrar shall issue a new Base Certificate, if applicable, in the name of the Assuming Entity. Notwithstanding such assumption, the Transferor shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as a Transferor prior to such transfer.

ARTICLE VIII

Other Matters Relating to the Servicer

Section 8.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a) (i) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Transferor, in form satisfactory to the Trustee and the Transferor, the performance of every covenant and obligation of the Servicer hereunder;

(ii) the Servicer has delivered to the Trustee and the Transferor an Officer’s Certificate of the Servicer and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b) if the surviving entity is a Non-Code Entity, the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to each Rating Agency or, if the surviving entity is not a Non-Code Entity, the Servicer shall have received written notice from each Rating Agency that such assignment and succession will not have a Ratings Effect and shall have delivered copies of each such notice to the Transferor and the Trustee; and

(c) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

Section 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Transferor, the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The

Servicer may, in its sole discretion but only within the scope of its role as Servicer, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

Section 8.04. Servicer Indemnification of the Transferor, the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Transferor, the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section 8.04 shall not be payable from the Trust Assets.

Section 8.05. The Servicer Not To Resign. Except as provided in Section 8.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law (other than the charter and by-laws of the Servicer) and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under such Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Officer’s Certificate of the Servicer and an Opinion of Counsel to such effect delivered to the Transferor and the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts and who has the ability to service the Receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Transferor and each Rating Agency and each Series Enhancer entitled thereto under the terms of the applicable Supplement upon the appointment of a Successor Servicer.

Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee and the Transferor access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee or the Transferor is required in connection with the enforcement of the rights of the Transferor or Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at the Servicer’s principal office or at the Servicer’s office in the continental United States where the documentation regarding the Accounts and the Receivables normally is kept. Nothing in this Section 8.06 shall derogate from the obligation of the Transferor, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligation shall not constitute a breach of this Section 8.06.

Section 8.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Lending Guidelines and this Agreement; provided, however, in the case of significant delegation to a Person other than any Affiliate of the Servicer or Electronic Data Services, (i) at least thirty (30) days prior written notice shall be given to the Trustee, the Transferor, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement, of such delegation and (ii) at or prior to the end of such 30-day period the Servicer shall not have received a notice in writing from a Rating Agency that such delegation will have a Ratings Effect. Any such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 hereof.

Section 8.08. Examination of Records. The Transferor and the Servicer shall clearly and unambiguously indicate in their computer files or other records that the Trust Assets have been conveyed to the Trustee, pursuant to this Agreement. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

ARTICLE IX

Pay Out Events

Section 9.01. Pay Out Events. If any one of the following events shall occur with respect to any Series:

(a) an Account Owner shall consent to the appointment of a conservator, receiver, trustee or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to an Account Owner or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against an Account Owner; or an Account Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; provided that an Insolvency Event shall be a Pay Out Event with respect to an Account Owner only if, at the time such Insolvency Event occurs, Receivables transferred by an Account Owner are then included in the Trust;

(b) the Transferor (or any Additional Transferor) shall consent to the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event described in this clause (b) or in clause (a) above, an “Insolvency Event”);

(c) the Trust shall become an “investment company” within the meaning of the Investment Company Act; or

(d) a Transfer Restriction Event as defined in the Receivables Purchase Agreements shall occur between an Account Owner and the Transferor;

then, in the case of any such event, a Pay Out Event shall occur with respect to such Series without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event.

Section 9.02. Additional Rights upon the Occurrence of Certain Events.

(a) If an Insolvency Event occurs with respect to the Transferor or the Transferor violates Section 2.07(c) for any reason, the Transferor shall on the day any such Insolvency Event or violation occurs (the “Appointment Date”), immediately cease to transfer Principal Receivables to the Trustee and shall promptly give notice to the Trustee and the Servicer thereof. Notwithstanding any cessation of the transfer to the Trustee of additional Principal Receivables, Principal Receivables transferred to the Trustee prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. So long as any Series issued prior to April 1, 2001 remains Outstanding, within fifteen (15) days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event or violation of Section 2.07(c), the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and (ii) give notice to Investor Certificateholders and each Series Enhancer entitled thereto pursuant to the relevant Supplement describing the provisions of this Section 9.02 and requesting instructions from such Holders. Unless the Trustee shall have received instructions within ninety (90) days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two (2) or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trustee as before such Insolvency Event or violation, (y) to the extent provided in the relevant Supplement, the Series Enhancer with respect to such Series, to such effect, and (z) each holder (other than the Transferor) of a Transferor Certificate to such effect, the Trustee shall promptly use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

(b) If an Insolvency Event occurs with respect to any Additional Transferor or any such Additional Transferor violates Section 2.07(c) for any reason, such Additional Transferor shall on the day any such Insolvency Event or violation occurs (the “Appointment Date”), immediately cease to transfer Principal Receivables to the Trustee and shall promptly give notice to the Trustee and the Servicer thereof. Notwithstanding any cessation of the transfer to the Trustee of additional Principal Receivables, Principal Receivables transferred to the Trustee prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust.

(c) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) (“Insolvency Proceeds”) shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement and the Trust shall terminate immediately thereafter.

ARTICLE X

Servicer Defaults

Section 10.01. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of this Agreement or any Supplement on or before the date occurring ten (10) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 8.02 and 8.07, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to

the Servicer, the Transferor and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates;

(c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

(d) the Servicer shall consent to the appointment of a conservator, receiver, trustee or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, the Transferor or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice then given to the Servicer (and to the Trustee, the Transferor, and any Series Enhancer entitled thereto pursuant to the relevant Supplement if given by the Investor Certificateholders) (a “Termination Notice”), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within sixty (60) days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with Section 10.02(c) to act as a Successor Servicer and receives an Officer’s Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Certificateholders’ Interest on the Distribution Date in the next calendar month; provided further, however, the foregoing right of first refusal shall not apply in the case of a Servicer Default set forth in subsection 10.01(d). The purchase price for the Certificateholders’ Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferor shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if they are exercising such option. If it exercises such option, the Transferor shall (x) deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Transferor, the purchase would not be considered a fraudulent conveyance and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, Richmond, Virginia time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the, purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

Notwithstanding the foregoing, any delay in or failure of performance under Section 10.01(a) for a period of five (5) Business Days or under Section 10.01(b) or (c) for a period of sixty (60) days (in addition to any period provided in Section 10.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five (5) Business Days or sixty (60) days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war or terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and any Supplement and the Servicer shall provide the Trustee, each Rating Agency, any Series Enhancer entitled thereto pursuant to the relevant Supplement, each Holder of a Transferor Certificate and the Investor Certificateholders with an Officer’s Certificate of the Servicer giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 10.02. Trustee To Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee and the Transferor or until a date mutually agreed upon by the Servicer, the Transferor and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and the Transferor. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Sections 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables and who has the ability to service the Receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Transferor, each Rating Agency and each Series Enhancer entitled thereto pursuant to the applicable Supplement upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

(c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Transferor shall be responsible for payment of the Transferor’s portion of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each holder of a Transferor Certificate agrees that, if Capital One (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Transferor is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Transferor’s share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

(d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

Section 10.03. Notification to Certificateholders. Within two (2) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, the Transferor, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt notice thereof to the Transferor and to the Investor Certificateholders.

ARTICLE XI

The Trustee

Section 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of the Certificateholders to take any action pursuant to this Agreement.

(c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

(iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Transferor or any Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Investor Certificates of all Series to which such failure relates, or the Series Enhancers for all Series to which such failure relates).

(d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or thereunder, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

(e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to (i) impair the interests of the Trustee or the Trust in any Receivable now existing or hereafter created or (ii) impair the value of any Receivable now existing or hereafter created.

(f) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

(g) Subject to Section 11.01(d), in the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

(h) If an Account Owner has agreed to transfer any of its receivables (other than the Receivables) to another Person, upon the written request of such Account Owner, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights of the Trust and such other Person in such Account Owner’s receivables; provided that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, such Account Owner will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

(a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

(b) the Trustee may consult with counsel, and any advice of such counsel, or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or thereunder or in relation to this Agreement or any Enhancement Agreement, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; provided, however, that the Trustee shall not hold any Eligible Investment through an agent or nominee except as expressly permitted by Section 4.02; and

(g) except as may be required by Section 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by each Transferor with its representations and warranties or for any other purpose.

Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or the Holders of the Transferor Certificates in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

Section 11.04. Trustee May Own Certificates. Subject to Section 6.06, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

Section 11.05. The Servicer To Pay Trustee’s Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

The obligations of the Servicer under Section 8.04 and this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank or a corporation organized and doing business under the laws of the United

States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and maintain any credit or deposit rating required by any Rating Agency (as of the date hereof Baa3 for Moody’s). If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

Section 11.07. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer, the Transferor and each Rating Agency. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Transferor shall remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

Section 11.08. Successor Trustees.

(a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such success or trustee shall be eligible under the provisions of Section 11.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall provide notice of such succession hereunder to all Investor Certificateholders and the Servicer shall provide such notice to each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement.

Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 11.10. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments, subject to the prior written consent of the Transferor, to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Servicer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer, at the expense of the Transferor, shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five (5) days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed, with a copy to the Transferor, by the Servicer. The Servicer in accordance with the terms of each Supplement shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee, the Servicer (except as provided in Section 8.04) or the Transferor be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

Section 11.13. Suits for Enforcement.

(a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

(b) In case there shall be pending, relative to the Transferor or any other obligor upon the Certificates of the affected Series or any Person having or claiming an ownership interest in the Trust Assets, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, now or hereafter in effect, or in case a receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Transferor or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Transferor or the property of the Trust or such other obligor or Person, the Trustee, regardless whether the principal of any Certificates shall then be due and payable as therein expressed or by declaration or otherwise and regardless whether the Trustee shall have made any demand pursuant to the provisions of this Section 11.13, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Certificates of such Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Certificateholders of such Series, allowed in any proceedings relative to the Transferor or other obligor upon the Certificates, or to the property of the Transferor or such other obligor;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Certificateholders of such Series, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or a Person performing similar functions in comparable proceedings; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Certificateholders of such Series and of the Trustee on their behalf and to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of the Certificates of such Series, allowed in any judicial proceedings relative to the Transferor;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Certificateholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Certificateholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel (including disbursements), and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Investor Certificateholders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor’s or other similar committee.

Section 11.14. Rights of Certificateholders To Direct Trustee. Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants as of each Closing Date that:

(a) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

(c) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the “Corporate Trust Office”) where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the Borough of Manhattan, The City of New York, in the case of Registered Certificates and Holders thereof, and (b) in London or Luxembourg, in the case of Bearer Certificates and Holders thereof, if and for so long as any Bearer Certificates are outstanding. The Corporate Trust Office shall initially be located at 101 Barclay Street, New York, New York 10286. The Trustee will give prompt notice to the Servicer, the Transferor and Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 11.17. Confidentiality. Information provided by the Transferor or an Account Owner to the Trustee related to the transaction effected hereunder, including all information related to the Obligors with respect to the Receivables, and any computer software provided to the Trustee in connection with the transaction effected hereunder or under any Supplement, in each case whether in the form of documents, reports, lists, tapes, discs or any other form, shall be “Confidential Information.” The Trustee and its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior written consent of the Transferor or such Account Owner, disclose to third parties (including Certificateholders) or use such information, in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or under any Supplement or as required to fulfill an obligation of the Trustee under this Agreement or under any Supplement, in which case such Confidential Information shall be revealed only to the extent expressly permitted or only to the Trustee’s agents, representatives and employees who need to know such Confidential Information to the extent required for the purpose of fulfilling an obligation of the Trustee under this Agreement or under any Supplement. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or legal process, provided that the Trustee gives prompt written notice to the Transferor or such Account Owner of the nature and scope of such disclosure.

ARTICLE XII

Termination

Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.04, 8.04 and 12.02(b), upon the earlier of (i) September 1, 2030, (ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero and (iii) the time provided in Section 9.02(c).

Section 12.02. Final Distribution.

(a) The Servicer shall give the Transferor and the Trustee at least thirty (30) days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06, 9.02 or 10.01, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than thirty (30) days prior to such Distribution Date). Such notice shall be accompanied by an Officer’s Certificate of the Servicer setting forth the information specified in Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar, the Transferor and the Paying Agent at the time such notice is given to Investor Certificateholders.

(b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six (6) months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any moneys held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

(c) In the event that the Invested Amount (or Enhancement Invested Amount) with respect to any Series is greater than zero on the related Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed such Series’ allocable share of Receivables on such Series Termination Date). The proceeds from any such sale shall be allocated and distributed in accordance with the terms of the applicable Supplement.

Section 12.03. Transferor’s Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and, if any part of the Transferor’s Interest is then evidenced by a certificate, the surrender of such part of the Transferor Certificates, the Trustee shall sell, assign and convey to the Transferor or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables and all other Trust Assets except for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or their designee all right, title and interest which the Trust had in the Receivables and such other Trust Assets.

Section 12.04. Defeasance. If so provided in the applicable Supplement:

(a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the “Defeased Series”) on the date the applicable conditions set forth in Section 12.04(c) are satisfied (“Defeasance”); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in Section 12.04(c), payments in respect of principal of and interest on such Investor Certificates when such payments. are due; (ii) the Transferor’s obligations with respect to such Certificates under Sections 6.04 and 6.05; (iii) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (iv) this Section 12.04.

(b) Subject to Section 12.04(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to acquire additional Receivables to be applied to acquire Eligible Investments rather than additional Receivables.

(c) The following shall be the conditions to Defeasance under Section 12.04(a): (i) the Transferor irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Series Enhancers with respect to the Defeased Series; (ii) prior to its first exercise of its right pursuant to this Section 12.04 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an “investment company” within the meaning of the Investment Company Act; (iii) the Transferor shall have delivered to the Trustee and each Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer’s Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and (iv) the Transferor shall have received written notice from each Rating Agency that such deposit and termination of obligations will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee.

ARTICLE XIII

Miscellaneous Provisions

Section 13.01. Amendment; Waiver of Past Defaults.

(a) This Agreement or any Supplement may be amended from time to time (including in connection with (v) the issuance of a Supplemental Certificate, (w) the addition of Participation Interests to the Trust, (x) the designation of an Additional Transferor, (y) the assumption by an Assuming Entity of the Transferor’s obligations hereunder, or (z) the provision of additional Series Enhancement for the benefit of Certificateholders of any Series) by the Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders; provided that (i) the Transferor shall have received written notice from each Rating Agency that such amendment will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee, (ii) if such amendment relates to the provision of additional Series Enhancement for any Series, each Transferor shall have delivered to the Trustee and each provider of Series Enhancement an Officer’s Certificate of the Transferor stating that the Transferor reasonably believes that such amendment will not based on the facts known to such officer at the time of such certification, have a material adverse effect on the interests of the Certificateholders, (iii) in the case of an amendment relating to the assumption by the Assuming Entity of a Transferor’s obligation, all other conditions to such assumption specified herein shall have been satisfied and (iv) the conditions set forth in Section 13.02(d) shall have been satisfied; provided further that an amendment pursuant to this Section 13.01(a) shall not effect a significant change in the Permitted Activities of the Trust.

(b) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, (A) in the case of a significant change in the Permitted Activities of the Trust, with the consent of Holders of Investor Certificates evidencing

Undivided Interests aggregating not less than 50% of the Invested Amount of each outstanding Series affected by such change, and (B) in all other cases with the consent of the Holders of Investor Certificates evidencing not less than 66ß% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66ß% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Transferor, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s rights, duties or immunities under this Agreement or otherwise.

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement.

(d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

(e) Any Supplement executed in accordance with the provisions of Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section 13.01.

(f) The Holders of Investor Certificates evidencing more than 66ß% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66ß% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two (2) or more classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor

Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 13.02. Protection of Right, Title and Interest to Trust.

(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments thereto and any other necessary documents covering the Certificateholders’ and the Trustee’s right, title and interest to the Trust and the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust and the Trust Assets. The Transferor shall deliver to the Trustee file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) The Transferor shall not change its name or its type or jurisdiction of organization unless it has first (i) made all filings in all relevant jurisdictions under the UCC and other applicable law as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Trustee in the Trust Assets, and (ii) delivered to the Trustee, with a copy to any Series Enhancer, an Opinion of Counsel to the effect that all necessary filings have been made under the UCC in all relevant jurisdictions as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Trustee in the Trust Assets.

(c) [Reserved].

(d) The Transferor will deliver to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit H-1; (ii) on each Addition Date on which any Additional Accounts (other than Automatic Additional Accounts) are to be designated as Accounts pursuant to Section 2.08(a) or (b) and on each date specified in Section 2.08(c)(iii) with respect to the inclusion of Automatic Additional Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit H-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to Section 2.08(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit H-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before April 30 of each year, beginning with April 30, 2003, an Opinion of Counsel substantially in the form of Exhibit H-2.

Section 13.03. Limitation on Rights of Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders’ legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section 13.03, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 13.05. Notices; Payments.

(a) All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested and postage prepaid, sent by facsimile transmission, or sent by electronic mail or by such other means acceptable to the recipient (i) in the case of Capital One Bank, as the Servicer, to Capital One Bank, 4851 Cox Road, Glen Allen, Virginia 23060, Attention: General Counsel, with a copy to Director of Securitization (facsimile no. 804-967-1220), (ii) in the case of Capital One Funding, LLC, as the Transferor, to Capital One Funding, LLC, 140 East Shore Drive, Room 1071-B, Glen Allen, Virginia 23059, Attention: Assistant Vice President (facsimile no. 804-290-6666), (iii) in the case of the Trustee, to The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration (facsimile no. 212-815-2493), (iv) in the case of Moody’s, to 99 Church Street, New York, New York 10007, Attention: ABS Monitoring (facsimile no. 212-298-7139), (v) in the case of Standard & Poor’s, to 55 Water Street, New York, New York 10041, Attention: Asset Backed Group (facsimile nos. 212-438-2648 and 617-557-5197), (vi) in the case of Fitch, to One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance (facsimile no. 212-635-0476), (vii) in the case of the Paying Agent or the Transfer Agent and Registrar, to The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration (facsimile no. 212-815-2493, electronic mail addresses stepper@bankofny.com and rbittner@bankofny.com), and (viii) to any other Person as specified in any Supplement; or, as to each party, at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to each other party.

(b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

(c) All Notices to be given to Funding, as Transferor, shall be deemed given if the Notice is provided to the address of Funding. All payments hereunder to Funding, as Transferor, or Capital One, as the Servicer, shall be made to such account as such party may specify in writing. All payments hereunder to the Transferor shall be deemed made if made to the account of Funding, as the case may be, as provided above.

Section 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are “restricted securities” within the meaning of Rule

144(a)(3) under the Act, the Transferor, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

Section 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

Section 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.05 or Section 8.02, this Agreement may not be assigned by the Servicer unless the Servicer shall have (i) delivered notice to each Rating Agency of such assignment and (ii) received the prior consent of Holders of Investor Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

Section 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

Section 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

Section 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, the Transferor, each Series Enhancer and each holder of a Supplemental Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

Notwithstanding any prior termination of this Agreement, neither the Servicer, the Trustee, any Series Enhancer, any holder of a Supplemental Certificate nor the Certificateholders shall institute, or join in instituting a proceeding against the Transferor under any Debtor Relief Law or other proceedings under any United States federal or state bankruptcy or similar law.

Section 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Transferor, the Servicer or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 13.13. Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 13.15. Actions by Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

(b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 13.18. Fiscal Year. The fiscal year of the Trust will end on the last day of each calendar year.

ARTICLE XIV

Compliance With Regulation AB

Section 14.01. Intent of the Parties; Reasonableness. The Transferor, the Servicer and the Trustee acknowledge and agree that the purpose of this Article XIV is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Trustee or to the Trustee’s obligations under this Agreement or any Supplement. The Servicer agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Servicer which is required in order to enable the Transferor to comply with the provisions of Regulation AB as it relates to the Servicer or to the Servicer’s obligations under this Agreement or any Supplement.

Section 14.02. Additional Representations and Warranties of the Trustee. The Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 14.03 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Trustee of this Agreement or any Supplement, the performance by the Trustee of its obligations under this Agreement or any Supplement nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Trustee’s ability to perform its obligations under this Agreement or any Supplement, or of any judgment or order applicable to the Trustee; and (ii) there are no proceedings pending or threatened against the Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee to enter into this Agreement or any Supplement or to perform its obligations under this Agreement or any Supplement.

Section 14.03. Information to Be Provided by the Trustee. The Trustee shall (i) on or before the fifth Business Day of each month, provide to the Transferor, in writing, such information regarding the Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Transferor such information regarding the Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(A) the Trustee’s name and form of organization;

(B) a description of the extent to which the Trustee has had prior experience serving as a Trustee for asset-backed securities transactions involving credit card receivables;

(C) a description of any affiliation between the Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1)	the sponsor;

(2)	any depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 14.04. Report on Assessment of Compliance and Attestation. On or before March 1 of each calendar year, commencing in 2007, the Trustee shall:

(i) deliver to the Transferor a report regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria specified in Exhibit K or such criteria as mutually agreed upon by the Transferor and the Trustee;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph.

Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust, Capital One Multi-asset Execution Trust or the Transferor with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit J or such form as mutually agreed upon by the Transferor and the Trustee.

The Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 14.05. Additional Representations and Warranties of the Servicer. The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 14.06 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Supplement have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Supplement; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any unaffiliated third-party originator of Receivables.

Section 14.06. Information to Be Provided by the Servicer. In connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following request by the Transferor, provide to the Transferor, in writing, the information specified in this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

(a) If so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicing Party’s name and form of organization;

(B) a description of how long the Servicing Party has been servicing credit card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Supplement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of credit card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicing Party utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Supplement;

(D) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement or any Supplement;

(E) a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(F) a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(G) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement and any Supplement, if so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement and any Supplement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 14.07. Report on Assessment of Compliance and Attestation.

(a) The Servicer shall:

(i) on or before the 90th day following the end of each calendar year, commencing in 2007, deliver to the Transferor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified in Exhibit M or such criteria as mutually agreed upon by the Transferor and the Servicer;

(ii) on or before the 90th day following the end of each calendar year, commencing in 2007, deliver to the Transferor, the Trustee and each Rating Agency a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each other Servicing Participant to deliver to the Transferor, the Servicer, the Trustee and Capital One Multi-asset Execution Trust an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; provided, however, that if such other Servicing Participant is not an Affiliate of the Servicer, such assessment of compliance and accountants’ attestation shall be delivered on or before March 1 of each calendar year, commencing in 2007; and

(iv) cause each other Servicing Participant to deliver to the Transferor and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Trust, Capital One Multi-asset Execution Trust or the Transferor with respect to a Securitization Transaction a certification on or before the 90th day following the end of each calendar year, commencing in 2007 in the form attached hereto as Exhibit L; provided, however, that if such other Servicing Participant is not an Affiliate of the Servicer, such certification shall be delivered on or before March 1 of each calendar year, commencing in 2007.

(b) The Servicer shall cause each other Servicing Participant to prepare an assessment of compliance that addresses each of the applicable Servicing Criteria specified in a document substantially in the form of Exhibit M hereto, and to deliver such assessment of compliance to the Transferor upon reasonable request of the Transferor.

Section 14.08. Use of Subservicers and Servicing Participants. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of paragraph (a) of this Section. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Supplement, if those Servicing Participants agree to comply with the provisions of paragraph (b) of this Section.

(a) Except as may otherwise be required pursuant to Section 8.07, it shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Subservicer. The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of this Section and with Sections 3.05, 14.05, 14.06 and 14.07 of this Agreement to the same extent as if such Subservicer were the Servicer; provided, however, that this sentence shall not apply to Section 3.05 for Subservicers that only meet the criteria in Section 1108(a)(2)(iv) of Regulation AB and do not meet the criteria in Section 1108(a)(2)(i) through (iii) of Regulation AB. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 3.05, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 14.07 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 14.07, in each case, as and when required to be delivered as determined by the Transferor.

(b) Except as may otherwise be required pursuant to Section 8.07, it shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to the Transferor a written description (in form and substance satisfactory to the Transferor) of the role and function of each Servicing Participant utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Servicing Participant and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Servicing Participant.

As a condition to the utilization of any Servicing Participant, the Servicer shall use its best efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of Sections 14.07 of this Agreement to the same extent as if such Servicing Participant were the Servicer. The Servicer shall be responsible for obtaining from each Servicing Participant and delivering to the Transferor any assessment of compliance and attestation required to be delivered by such Servicing Participant under Section 14.07, in each case as and when required to be delivered.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Assistant Vice President

CAPITAL ONE BANK, as Servicer

By:	/s/ Jerry Hamstead
Name:	Jerry Hamstead
Title:	Managing Vice President, Treasury

THE BANK OF NEW YORK, not in its individual capacity but solely as the Trustee

By:	/s/ Catherine M. Hughes
Name:	Catherine M. Hughes
Title:	Assistant Vice President

EXHIBIT A

FORM OF BASE CERTIFICATE

THIS BASE CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS BASE CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS BASE CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-	One Unit

CAPITAL ONE MASTER TRUST

BASE CERTIFICATE

THIS CERTIFICATE REPRESENTS AN INTEREST

IN CERTAIN ASSETS OF THE

CAPITAL ONE MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts and other revolving credit accounts owned by Capital One Bank (the “Bank”) and, in certain circumstances, certain Additional Account Owners (as defined in the Pooling and Servicing Agreement referred to below).

(Not an interest in or obligation of the Transferor

or any affiliate thereof)

This certifies that CAPITAL ONE FUNDING, LLC (“Funding”) is the registered owner of a fractional interest in the assets of a trust (the “Trust”) not allocated to the Certificateholders’ Interest or the interest of any holder of a Supplemental Certificate pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007 (as amended and supplemented, the “Agreement”), among the Bank, a Virginia banking corporation, as the Servicer, Funding, a Virginia limited liability company, as Transferor (the “Transferor”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”). The corpus of the Trust consists of (i) a portfolio of all receivables (the “Receivables”) existing in the revolving credit card accounts and other revolving credit accounts identified under the Agreement from time to time (the “Accounts”), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account and in the Series Accounts, (v) an interest in any Funds Collateral relating to secured accounts, (vi)the benefits of any Series Enhancements issued and to be issued by Series

Enhancers with respect to one or more Series of Investor Certificates, (vii) the rights, remedies, powers, privileges and claims of the Transferor with respect to the Amended and Restated Receivables Purchase Agreement dated as of July 1, 2007, between the Bank and Funding, and (viii) all other assets and interests constituting the Trust Assets. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Charges, annual membership fees and other fees and charges with respect to the Accounts.

This Certificate is the Base Certificate, which represents the Transferor’s Interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Base Certificate at any time in the Receivables in the Trust shall not exceed the Transferor’s Interest at such time. In addition to the Base Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders’ Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Transferor’s Interest not allocated to the Transferor. This Base Certificate shall not represent any interest in the Collection Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

The Transferor has entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness of the Transferor secured by the Receivables. The Transferor, by entering into the Agreement and by the acceptance of this Certificate, agrees to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness.

Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) September 1, 2030, (ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount, if any, for each Series is zero and (iii) the time provided in Section 9.02(c) of the Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

CAPITAL ONE FUNDING, LLC, as Transferor

By
Name:
Title:

Dated:                  , 20

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Base Certificate described in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee,

By
Authorized Officer

Or

By	,
as Authenticating Agent for the Trustee

By
Authorized Officer

EXHIBIT B

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

(As required by Section 2.08 of

the Pooling and Servicing Agreement)

ASSIGNMENT No.      OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of                 , 20     1 (the “Assignment”), by and among CAPITAL ONE BANK, a Virginia banking corporation, as Servicer (the “Servicer”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company, as Transferor (the “Transferor), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH

WHEREAS, the Transferor, the Servicer and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007 (as amended and supplemented from time to time, the “Agreement”);

WHEREAS, pursuant to the Agreement, Capital One Funding, LLC (the “Transferor”) wishes to designate Additional Accounts (which may include Secured Accounts) owned by the Transferor to be included as Accounts and to convey the (i) Receivables of such Additional Accounts, whether existing on the Additional Cut-Off Date or thereafter created, and (ii), with respect to Additional Accounts that are Secured Accounts, the Funds Collateral relating to such Additional Accounts, to the Trust as part of the corpus of the Trust; and

WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor, the Servicer and the Trustee hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Additional Account” shall have the meaning specified in Section 2 of this Assignment.

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby,                 , 20    .

“Additional Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,                 , 20    .

[1]	To be dated as of the applicable Document Delivery Date

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2. Designation of Additional Accounts. The Transferor does hereby deliver to the Trustee herewith a computer file or a microfiche list containing a true and complete schedule identifying all of the Additional Accounts (including any Secured Accounts) designated hereby (the “Additional Accounts”) specifying for each Additional Account, as of the Additional Cut-Off Date, its account number, the collection status, the aggregate amount of Receivables outstanding in such Additional Account, the aggregate amount of Principal Receivables outstanding in such Additional Account and, for any Funds Collateral with respect to Additional Accounts that are Secured Accounts, if any, the account number for, and the amount of funds on deposit in, the Deposit Account with respect to such Additional Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement. Such computer file or microfiche list shall be, as of the date of this Assignment, incorporated into and made part of this Agreement and the Agreement and is marked as Schedule 1 to this Assignment.

3. Conveyance. (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all of its right, title and interest in, to and under the Receivables of the Additional Accounts existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, the Funds Collateral, if any, relating to such Additional Accounts, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC and including Insurance Proceeds and Recoveries) thereof, and the related Interchange payable pursuant to Section 2.07(i) of the Agreement. This paragraph 3(a) does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables, the Funds Collateral or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants’ clearance systems, VISA, MasterCard or insurers.

(b) If necessary, in connection with such transfer, assignment, set over and conveyance, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables and the Funds Collateral, if any, now existing or hereafter created in such Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary or appropriate to perfect, and maintain the perfection of, the sale and assignment of such Receivables and Funds Collateral to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing statement, continuation statement or amendment to such financing statement, or make any other filing under the UCC in connection with such sale and assignment.

(c) In connection with such conveyance, the Transferor has, at its own expense, on or prior to the date of this Assignment, indicated clearly and unambiguously in its computer files, and caused the Depository to indicate in its files, that all Receivables created in connection with, and all Funds Collateral, if any, relating to, the Additional Accounts have been conveyed to the Trustee pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

2

(d) The parties hereto intend that the transfer of Receivables, any Funds Collateral, and other property pursuant to this Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If the transfer pursuant to this Assignment is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables of the Additional Accounts existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, the Funds Collateral, if any, relating to the Additional Accounts, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC and including Insurance Proceeds and Recoveries) thereof and the related Interchange payable pursuant to Section 2.07(i) of the Agreement. This Assignment constitutes a security agreement under the UCC.

(e) The Transferor hereby appoints the Trustee as its attorney-in-fact with full authority in the place and stead of the Transferor and in the name of the Transferor or otherwise from time to time in the Trustee’s discretion to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Assignment, including, without limitation, to ask, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for moneys due or to become due under or in connection with the Funds Collateral, receive, endorse and collect all drafts or other instruments and documents made payable to the Transferor in connection therewith or representing any payment, dividend or other distribution in respect of the Funds Collateral or any part thereof and to give full discharge for the same and the Trustee may as such attorney-in-fact, file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or desirable for the collection thereon or to enforce compliance with the terms and conditions of this Assignment and the Agreement.

4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3 of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file or microfiche list described in Section 2 of this Assignment.

5. Withdrawal of Funds from the Deposit Account. (a) Acting in accordance with its customary and usual servicing procedures for servicing Secured Accounts and in accordance with the Lending Guidelines, the Servicer shall, upon withdrawing funds from a Deposit Account, apply an amount up to the aggregate amount of Principal Receivables outstanding in the Additional Account for which such amounts are being withdrawn, plus any Finance Charge Receivables related to such Additional Account, and deposit such amount into the Collection Account for treatment as Collections of Principal Receivables and Finance Charge Receivables, respectively. Any proceeds of the Funds Collateral received by the Transferor shall be held in trust by the Transferor for and as the Trustee’s property and shall not be commingled with the Transferor’s other funds or properties.

3

(b) The Transferor shall, at its own cost and expense, maintain satisfactory and complete records of the Funds Collateral, including, without limitation, a record of all deposits made by or on behalf of each Obligor into the Deposit Account, all credits granted and debits made with respect to such Obligor’s interest in the Deposit Account, and all other dealings with the Deposit Account. The Transferor will deliver and turn over to the Trustee or to its representatives at any time on demand of the Trustee the Deposit Documents

6. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date, that:

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general or the rights of creditors of a Virginia limited liability company and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Eligibility of Accounts. Each Additional Account designated hereby is an Eligible Account.

(c) No Lien. Each Receivable created in connection with, and all Funds Collateral relating to, the Additional Accounts have been transferred to the Trust free and clear of any Lien other than (i) Liens permitted under subsection 2.07(b) of the Agreement, (ii) any tax or governmental lien or other nonconsensual lien and (iii) with respect to Funds Collateral, Liens granted in favor of the Transferor by an Obligor.

(d) Classification. The Receivables described in Section 3 of this Assignment constitute “accounts” within the meaning of the applicable UCC.

(e) Federal Deposit Insurance. Each Obligor of a Secured Account holds a beneficial ownership interest in the Funds sufficient to afford such Obligor separate federal deposit insurance with respect to the portion of the Deposit Account attributable to such Obligor.

(f) Insolvency. As of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof.

(g) Pay Out Event. The Transferor reasonably believes that the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to the Transferor, cause a Pay Out Event or any event that, after giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series.

4

(h) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trustee of all right, title and interest of the Transferor in the Receivables now existing or hereafter created in the Additional Accounts and the Funds Collateral, if any, relating to the Additional Accounts, all moneys due or to become due and all amounts received with respect thereto and the proceeds (including “proceeds” as defined in the UCC as in effect in the Commonwealth of Virginia and including Insurance Proceeds and Recoveries) thereof, and the Interchange payable pursuant to Section 2.07(i) of the Agreement or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a security interest in such property to the Trustee, which, in the case of existing Receivables, Funds Collateral, and the proceeds thereof is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables and Funds Collateral hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables and Funds Collateral hereafter created and the proceeds thereof, upon the creation thereof, the Trustee shall have a first priority perfected security or ownership interest in the Transferor’s rights in such property and proceeds.

(i) Creation. At the time of its transfer of any Receivable to the Trustee pursuant to this Assignment, the Transferor owned and had good and marketable title to such Receivable free and clear of any lien, claim or encumbrance of any Person.

(j) Perfection. The Transferor has caused or will cause, within ten (10) days of the initial execution of this Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Trustee pursuant to this Assignment.

(k) Priority. Other than the transfer and security interest granted to the Trustee pursuant to this Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables described in Section 3 of this Assignment. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of such Receivables other than any financing statement relating to the transfer and security interest granted to the Trustee pursuant to the Agreement and this Assignment or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

(l) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate the articles of incorporation or bylaws of the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

5

(m) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment.

(n) All Consents. All authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

(o) No Material Adverse Effect. None of the terms of this Assignment, including the addition to the Trust of the Receivables created in connection with, and the Funds Collateral relating to, the Additional Accounts, will have a material adverse effect on the interests of the Certificateholders.

The representations and warranties in clauses (d) and (g) through (j) above shall survive until the termination of the Agreement. Such representations and warranties speak of the date of this Assignment and as of the Addition Date but shall not be waived by any of the parties to this Assignment unless each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such waiver will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

7. Covenants of the Transferor. The Transferor hereby covenants and agrees with the Trustee, on behalf of the Trust, as follows:

(a) Transfers, Liens, Etc. Except for the conveyances hereunder, and except as otherwise provided under the Agreement, the Transferor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien upon or with respect to any Receivable created in connection with, or the Funds Collateral relating to, the Additional Accounts, whether now existing or hereafter created.

(b) Notice of Liens. The Transferor shall notify the Trustee and each Series Enhancer entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable created in connection with, or on the Funds Collateral relating to, the Additional Accounts, other than (i) the conveyances hereunder, (ii) Liens permitted under Section 2.07(b) of the Agreement, (iii) any tax or governmental lien or other nonconsensual lien or (iv) with respect to Funds Collateral, Liens granted in favor of the Seller by an Obligor.

(c) Federal Deposit Insurance. The Transferor will maintain or cause to be maintained records regarding each Obligor’s beneficial ownership interest in the Funds

6

sufficient to afford such Obligor separate federal deposit insurance with respect to the portion of the Deposit Account attributable to such Obligor.

(d) Location of Deposit Account. The Transferor shall not move the location of any Deposit Account without the prior written consent of Moody’s, Standard & Poor’s and Fitch.

(e) Servicer Default. If the Servicer is the Depository, the Transferor shall, upon the occurrence of a Servicer Default, immediately move the location of the Deposit Account to an Eligible Institution.

8. Covenant of Servicer. The Servicer hereby covenants and agrees with the Trustee, on behalf of the Trust, that it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Certificateholders in the Receivables created in connection with, or the Funds Collateral relating to, the Additional Accounts.

9. Reassignment of Receivables and Funds Collateral.

(a) The parties hereto hereby agree that any reassignment or assignment of Receivables to the Transferor or the Servicer required pursuant to Section 2.05, 2.06 or 3.03 of the Agreement shall include the Receivables of the Additional Accounts and the Funds Collateral, if any, related to such Receivables.

(b) In the event any representation or warranty of the Transferor contained in Section 6(c), (d) or (e) hereof is not true and correct in any material respect as of the date hereof or the date specified therein, as applicable, and such breach (individually or together with any other breach or breaches then existing) has a material adverse effect on the Certificateholders’ Interests of all Series in the Receivables of the Additional Accounts or related Funds Collateral, if any, transferred to the Trust (which determination shall be made without regard to the availability of funds under any Series Enhancement) and remains uncured for 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of notice thereof given by the Trustee, then the remedy provided under Section 2.05 of the Agreement (including the proviso thereto) shall apply with respect to each of the Receivables and the related Funds Collateral, if any, transferred to the Trust pursuant to this Assignment as if set forth herein.

(c) In the event any representation or warranty of the Transferor contained in Section 6(h) hereof is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders’ Interests of all Series in the Receivables of the Additional Accounts or the related Funds Collateral, if any, then the remedy provided under Section 2.06 of the Agreement (including the proviso thereto) shall apply with respect to each of the Receivables and the related Funds Collateral, if any, transferred to the Trust pursuant to this Assignment as if set forth herein.

7

10. Ratification of Agreement. As amended and supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

11. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

12. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CAPITAL ONE FUNDING, LLC,
as Transferor

By
Name:
Title:

CAPITAL ONE BANK, as Servicer

By
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By
Name:
Title:

B-9

EXHIBIT C

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

(As required by Section 2.09 of

the Pooling and Servicing Agreement)

REASSIGNMENT OF RECEIVABLES, dated as of                          , 20    , by and among CAPITAL ONE BANK, a Virginia banking corporation, as Servicer (the “Servicer”), CAPITAL ONE, LLC, a Virginia limited liability company as Transferor (the “Transferor”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS, the Transferor, the Servicer and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007 (as amended and supplemented, the “Agreement”);

WHEREAS, pursuant to the Agreement, Capital One, LLC (the “Transferor”) wishes to remove from the Trust all Receivables in certain designated Accounts and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts designated hereby,                          , 20    .

2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Transferor will deliver to the Trustee a computer file or microfiche list containing a true and complete list of the Accounts designated for removal hereby (the “Removed Accounts”) specifying for each such Account, as of the Removal Date, its account number, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables in such Account and, for any Funds Collateral relating to such Account, the account number for, and the amount of funds on deposit in, the applicable Deposit Account, which computer file or microfiche list shall be marked as Schedule 1 to this Reassignment and shall supplement Schedule 1 to the Agreement.

3. Conveyance of Receivables. (a) The Trustee does hereby release its lien on and security interest in, and does hereby sell, transfer, assign, set over and otherwise convey to the Transferor, without recourse, all of its right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts, the Funds Collateral, if any, relating to such Additional Accounts, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC and including Insurance Proceeds and Recoveries) thereof, and the related Interchange otherwise payable pursuant to Section 2.07(i) of the Agreement.

(b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts and the proceeds thereof evidencing the release by the Trust of its interest in such Receivables and proceeds, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general or the rights of creditors of a Virginia limited liability company, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) Pay Out Event. The Transferor reasonably believes that (A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Transferor, cause a Pay Out Event or any event that, after giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series and (B) no selection procedure reasonably believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders was used in selecting the Removed Accounts.

(c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.09(a) of the Agreement, as of the Removal Date, is true and complete in all material respects.

5. Ratification of Agreement. As amended and supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

6. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, Transferor and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

CAPITAL ONE, LLC,
as Transferor

By
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By
Name:
Title:

EXHIBIT D

FORM OF ANNUAL SERVICER’S CERTIFICATE

(To be delivered on or before March 31 of

each calendar year beginning with March 31, 2006,

pursuant to Section 3.05 of the Pooling and

Servicing Agreement referred to below)

CAPITAL ONE BANK

CAPITAL ONE MASTER TRUST

The undersigned, a duly authorized representative of Capital One Bank, as Servicer (the “Bank”), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007 (as amended and supplemented, the “Agreement”), among the Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee, does hereby certify that:

1. The Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Servicer during the calendar year ended December 31, 20    , and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such calendar year and no default in the performance of such obligations in any material respect has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 20    , which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert “None.”]

D-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this      day of                     , 20    .

CAPITAL ONE BANK,
as Servicer

By
Name:
Title:

D-2

EXHIBIT E-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

E-1-1

EXHIBIT E-2

[FORM OF REPRESENTATION LETTER]

[Date]

The Bank of New York

101 Barclay Street, 8W

New York, New York 10286

Attention: Corporate Trust Department

Capital One Bank

8000 Jones Branch Drive

McLean, Virginia 22102

Capital One Funding, LLC

140 East Shore Drive

Room 1071-B

Glen Allen, Virginia 23059

Re:	Purchase of $ 1/ principal amount of Capital One Master Trust Series [ ] [%] [Floating Rate] Asset Backed Certificates

Dear Ladies and Gentlemen:

In connection with our purchase of the above Asset Backed Certificates (the “Certificates”) we confirm that:

(i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

(ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the Certificates is or has been made available to us;

(iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

(iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of

1/	Not less than $250,000 minimum principal amount.

E-2-1

the Certificates, subject, nevertheless, to the understanding that the disposition, of our property shall at all times be and remain within our control;

(v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities law is available;

(vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

(A)(1) the sale is of at least U.S. $250,000 principal amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(B) the Certificates are transferred pursuant to Rule 144 under the 1933 Act by us after we have held them for more than three (3) years; or

(C) the Certificates are sold in any other transaction that does not require registration under the 1933 Act and, if the Transferor, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

(D) the Certificates are transferred pursuant to an exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

(vii) we understand that the Certificates will bear a legend to substantially the following effect:

“THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.”

[“THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF REPRESENTS AND WARRANTS, FOR THE BENEFIT OF CAPITAL ONE

E-2-2

FUNDING, LLC, THAT SUCH HOLDER IS NOT (1) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (2) A PLAN OR OTHER ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” UNDER THE PLAN ASSET REGULATION BY REASON OF ANY SUCH PLAN’S INVESTMENT IN THE ENTITY.”]

The first paragraph of this legend may be removed if the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. “Benefit Plan” means any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974 or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986 or an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007, among Capital One Bank, as servicer, Capital One Funding, LLC, as transferor, and The Bank of New York, as trustee.

Very truly yours,

(Name of Purchaser)

by
(Authorized Officer)

E-2-3

EXHIBIT E-3

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF REPRESENTS AND WARRANTS, FOR THE BENEFIT OF CAPITAL ONE FUNDING, LLC, THAT SUCH HOLDER IS NOT (1) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (2) A PLAN OR OTHER ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” UNDER THE PLAN ASSET REGULATION BY REASON OF ANY SUCH PLAN’S INVESTMENT IN THE ENTITY..

E-3-1

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G-1

[FORM OF CLEARANCE SYSTEM CERTIFICATE

TO BE GIVEN TO THE TRUSTEE BY EUROCLEAR OR

CLEARSTREAM FOR DELIVERY OF DEFINITIVE CERTIFICATES

IN EXCHANGE FOR A PORTION OF A

TEMPORARY GLOBAL SECURITY]

CAPITAL ONE MASTER TRUST,

Series [    ] [    %] [Floating Rate]

Asset Backed Certificates

[Insert title or sufficient description

of Certificates to be delivered]

We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the “Submitted Portion”) as provided in the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007 (as amended and supplemented, the “Agreement”) in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the-persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person, substantially in the form of Exhibit G-2 to the Agreement, or (b) from                     , substantially in the form of Exhibit G-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

G-1-1

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated: , 1/	[Euroclear Bank, S.A./N.V., as operator of the Euroclear System]2/
[Clearstream Banking, société anonyme]2/

by

1/	To be dated on the Exchange Date.
2/	Delete the inappropriate reference.

G-1-2

EXHIBIT G-2

[FORM OF CERTIFICATE TO BE DELIVERED

TO EUROCLEAR OR CLEARSTREAM

BY [INSERT NAME OF MANAGER]

WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO

QUALIFIED INSTITUTIONAL BUYERS]

CAPITAL ONE MASTER TRUST,

Series [    ] [    %] [Floating Rate]

Asset Backed Certificates

In connection with the initial issuance and placement of the above referenced Asset Backed Certificates (the “Certificates”), an institutional investor in the United States (“institutional investor”) is purchasing U.S. $             aggregate principal amount of the Certificates held in our account at [Euroclear Bank, S.A./N.V., as operator of the Euroclear System] [Clearstream Banking, société anonyme] on behalf of such investor.

We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

[We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $500,000 and such Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

“THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE.”

Dated:                         , 20

[ ],

by
Authorized Officer

G-2-1

EXHIBIT G-3

[FORM OF CERTIFICATE TO BE DELIVERED

TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER

OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

CAPITAL ONE MASTER TRUST,

Series [    ] [    %] [Floating Rate]

Asset Backed Certificates

This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account (i) are owned by a person that is a United States person, or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (a “financial institution”) purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution oh the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(6)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

This certificate excepts and does not relate to U.S. $             principal amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

G-3-1

Dated: 1/	by
As, or as agent for, the beneficial owner(s) of the interest in the Certificates to which this certificate relates.

1/	This Certificate must be dated on the earliest of the date of the first actual payment of interest in respect of the Certificates and the date of the delivery of the Certificates in definitive form.

G-3-2

EXHIBIT H-1

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in

Opinion of Counsel to be delivered pursuant

to Section 13.02(d)(i)

The opinions to the effect of the matters set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date and may reflect the form and substance of such previously delivered Opinions of Counsel.

(i) The amendment to the [Pooling and Servicing Agreement], [Supplement], attached hereto as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors’ rights generally or the rights of creditors of Virginia banking corporations or federal savings banks, as the case may be. The enforceability of the Transferor’s obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.

H-1-1

EXHIBIT H-2

FORM OF OPINION OF COUNSEL

WITH RESPECT TO ACCOUNTS

Provisions to be included in

opinion of Counsel to be

delivered pursuant to

Section 13.02(d)(ii) or (iii)

The opinions to the effect of the matters set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date and may reflect the form and substance of such previously delivered Opinions of Counsel.

1. The Receivables constitute “accounts,” as defined in the UCC.

2. The Amended and Restated Pooling and Services Agreement creates in favor of the Trustee a security interest in the Receivables and the proceeds thereof. Such security interest is perfected and of first priority.

H-2-1

EXHIBIT I

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT (the “Agreement”), dated as of                          , 20     (the “Assumption Date”), by and among CAPITAL ONE BANK, a Virginia banking corporation (the “Bank”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”), [                    ] (the “Assuming Entity”), a [                    ], and THE BANK OF NEW YORK, a New York banking corporation (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

WHEREAS, Funding and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007 (hereinafter as such agreement may have been, or from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, Funding wishes to assign; transfer and convey all of its revolving credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not loss than all, of the Accounts and Funding’s remaining interest in the receivables arising thereunder, its interest in the Participation Interests and its Transferor’s Interest (collectively, the “Assigned Assets”), together with all servicing functions and other obligations under the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the “Assumed Obligations”) pursuant to Section 7.05 of the Pooling and Servicing Agreement;

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Assuming Entity and Funding must comply with the provisions of Section 7.05 thereof in order for the bank to transfer such Assigned Assets and Assumed obligations to the Assuming Entity; and

WHEREAS, the Trustee is willing to accept an assumption by the Assuming Entity subject to the terms and conditions hereof and of the Pooling and Servicing Agreement.

NOW, THEREFORE, Funding, the Assuming Entity and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2. Designation of Accounts. In connection with such conveyance, the Assuming Entity agrees, at its own expense, on or prior to the Assumption Date, to deliver to the Trustee, a computer file or microfiche list containing a true and complete list of all such Accounts or Participation Interests transferred by the Funding to the Assuming Entity pursuant to this Agreement, specifying (x) for each such Account, as of the Assumption Date, (i) its account number, (ii) the collection status, (iii) the aggregate amount of Receivables outstanding in such Account and (iv) the aggregate amount of Principal Receivables outstanding in such Account and (y) for each such Participation Interests, as of the Assumption Date, information comparable to the information delivered under (x) above. Such file shall be marked as Schedule 1 to this Agreement and, as of the Assumption Date, shall be incorporated into and made a part of this Agreement.

3. Assumption of Assigned Assets and Assumed Obligations. (a) The Assuming Entity hereby agrees that on and after the Assumption Date it shall be bound by all the provisions and requirements of and assume all of the responsibilities and duties under the Pooling and Servicing Agreement applicable to the Servicer.

(b) In connection with such assumption, the Assuming Entity agrees to record and file at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to (i) the Receivables now existing and created on or after the Assumption Date in the Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of or the grant of a security interest in “accounts” or as defined in the UCC as in effect in the State of [    ] and (ii) all other Trust Assets as defined in Section 2.01 of the Pooling and Servicing Agreement now existing and created an or after the Assumption Date, meeting the requirements of applicable state law in such manner and in such jurisdiction as are necessary to perfect the transfer and assignment of such Receivables and other Trust Assets to the Trustee, and to deliver a file-stamped copy of such financing statement or financing statements or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing, confirmed within 24 hours in writing) to the Trustee on or prior to the Assumption Date.

(c) In connection with such transfer, the Assuming Entity further agrees, at its own expense, on or prior to the date of this Agreement to clearly indicate in its computer files that Receivables created In connection with the Accounts or Participation Interests designated hereby have been conveyed to the Trust pursuant to the Pooling and Servicing Agreement and this Agreement for the benefit of the Investor Certificateholders.

4. Accepted by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of such assumption. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Assuming Entity delivered to the Trustee the computer, file, or microfiche list described in Section 2 of this Agreement. The foregoing assumption does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Servicer, Funding, the Assuming Entity or any other Person in connection with the Account, the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any obligors, merchant banks, merchants clearance system, VISA, MasterCard or insurers, except as expressly provided herein.

5. Representations and Warranties of the Assuming Entity and Funding. In addition to the representations and warranties deemed to have been made by the Assuming Entity in respect of the Accounts and Receivables thereunder pursuant to Section 7.05 of the Pooling and Servicing Agreement, the Assuming Entity and the Bank hereby also represent and warrant to the Trust as of the Assumption Date:

(a) Legal, Valid and Binding Obligation. This Agreement constitutes a legal, valid, and binding Obligation of the Assuming Entity and Funding, enforceable against the Assuming Entity and Funding in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in affect affecting creditors’ rights in general and the rights of creditors of a Virginia limited liability company and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Insolvency. None of the Assuming Entity or Funding is insolvent or bankrupt; and, after giving effect to the conveyance of the Assigned Assets and the Assumed Obligations to the Assuming Entity by Funding, neither the Assuming Entity nor Funding will be insolvent or bankrupt;

(c) Security Interest. The security interest of the Trustee in the Receivables and other Trust Assets continues to remain in full force and effect and has not been interrupted or impaired by the signing of this Agreement and such security interest remains prior to all others except as set forth in the Pooling and Servicing Agreement; and

(d) Qualification. The Assuming Entity (i) is legally qualified to service the Accounts, (ii) is eligible to maintain the Collection Account as set forth in Section 4.02 of the Pooling and Servicing Agreement and (iii) is qualified to use the software that the Servicer is currently using to service the Account or has obtained the right to use or has its own software that is adequate to perform its duties as Servicer under the Pooling and Servicing Agreement.

6. Conditions Precedent. The acceptance of the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Assumption Date, of the conditions precedent referred to in Section 7.05 of the Pooling and Servicing Agreement and of the following additional conditions precedent:

(a) Funding shall have transferred the Base Certificate to the Assuming Entity as set forth in Section 7.05 of the Pooling and Servicing Agreement and references to the Bank as it relates to the Base Certificate shall refer to only the Assuming Entity.

(b) The payment of any other consideration has been completed as certified by the Assuming Entity to the Trustee.

(c) The Assuming Entity shall have delivered to the Trustee an Officer’s Certificate, dated the Assumption Date, stating that the Assuming Entity is eligible to maintain the Collection Account pursuant to section 4.02 of the Pooling and Servicing Agreement.

(d) The Assuming Entity shall have delivered to the Trustee an Officer’s Certificate, dated the Assumption Date, in which an officer of the Assuming Entity shall state that the representations and warranties of the Assuming Entity in its capacity as Transferor under Section 2.03 and Section 7.04 of the Pooling and Servicing Agreement are true and correct.

7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Assumption Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Agreement and all other Supplements thereto. The Assuming Entity and Funding hereby agree that from and after the Assumption Date the term “Transferor” in the Pooling and Servicing Agreement shall refer to the Assuming Entity. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, the execution and delivery of this Agreement by the Trustee shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

8. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

CAPITAL ONE BANK

By
Name:
Title:

CAPITAL ONE FUNDING, LLC

By
Name:
Title:

[ASSUMING ENTITY],

By
Name:
Title:

THE BANK OF NEW YORK, as Trustee,

By
Title:

EXHIBIT J

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I,                                                          , the                                          of [NAME OF COMPANY] (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

Date:

By:
Name:
Title:

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓[1]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

[1]	Solely with regard to deposits made by the Trustee.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.	✓

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements	✓

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF TRUSTEE]

Date:

By:
Name:
Title:

EXHIBIT L

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I,                                                              , the                                          of [NAME OF COMPANY] (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

Date:

By:
Name:
Title:

L-1

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Subservicer] [Subcontractor] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer	Applicable Servicing Criteria for a Subcontractor
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

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Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer	Applicable Servicing Criteria for a Subcontractor
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.

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Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer	Applicable Servicing Criteria for a Subcontractor
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF [SERVICER] [Subservicer] [Subcontractor]]

Date:

By:
Name:
Title:

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